UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 11-K
ANNUAL REPORT
(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2005
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission file number 1-5805
THE JPMORGAN CHASE 401(k) SAVINGS PLAN
(Full title of the plan)
JPMorgan Chase & Co.
270 Park Avenue
New York, New York 10017
(Name of issuer of securities held pursuant to the plan and the address of principal executive office)
Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN

By:	/s/ Joseph L. Sclafani

Joseph L. Sclafani
JPMorgan Chase & Co.
Executive Vice President and Controller
(Principal Accounting Officer)
Date:   June 21, 2006

THE JPMORGAN CHASE 401(k) SAVINGS PLAN

Report of Independent Registered Public Accounting Firm
To the Participants and Plan Administrator of
     The JPMorgan Chase 401(k) Savings Plan:
We have audited the accompanying statements of net assets available for benefits of The JPMorganChase 401(k) Savings Plan (the “Plan”) as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of (1) assets (held at end of year) as of December 31, 2005, (2) investment assets both acquired and disposed of within the plan year for the year ended December 31, 2005, and (3) reportable transactions for the year ended December 31, 2005 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplementary schedules are the responsibility of the Plan’s management. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Mitchell & Titus, LLP

Mitchell & Titus, LLP
New York, New York
June 21, 2006

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
FINANCIAL STATEMENTS
Statements of Net Assets Available For Benefits
As of December 31, 2005 and 2004

Assets:	2005	2004

Investments:
JPMorgan Chase & Co. and other common stocks	$3,486,813,922	$3,460,030,273
Common/collective trust funds	2,160,219,358	1,420,601,494
Registered investment companies (mutual funds)	1,791,540,119	3,237,021,845
Guaranteed investment contracts	1,677,691,605	1,582,230,490
Plan’s share of the Master Trust (Note 5)	1,674,192,269	965,716,333
Corporate debt instruments	492,039,223	205,555,913
Loans to plan participants	280,389,279	278,214,357
United States government-sponsored enterprise obligations	72,155,451	35,002,151
Certificates of deposit	42,483,951	23,044,141
Money market funds	12	12

Total investments	11,677,525,189	11,207,417,009

Cash	—	4,162,694

Contributing employers contributions receivable	9,508,739	2,708,248
Participants’ contribution receivable	18,065,176	—
Dividends and interest receivable	3,033,525	1,137,739
Other receivables	2,615,066	3,201

Total assets	11,710,747,695	11,215,428,891

Liabilities:
Payable for securities purchased	142,775	10,394,440
Payable under securities lending agreements	71,025,568	3,972,668
Interest purchased	—	3,201
Cash overdraft	12,640,567	—

Accrued expenses	136,055	313,931

Total liabilities	83,944,965	14,684,240

Net assets available for benefits	$11,626,802,730	$11,200,744,651

The accompanying notes to financial statements are an integral part of these statements.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Statements of Changes in Net Assets Available for Benefits
For the Years Ended December 31, 2005 and 2004

	2005	2004
Contributions:
Employer	$221,556,987	$138,714,586

Participants	616,386,431	338,477,702

Total contributions	837,943,418	477,192,288

Investment activities:
Dividends from JPMorgan Chase & Co. common stock	118,168,301	72,765,018
Interest	31,151,758	29,309,635
Other dividends	80,790,071	53,356,452
Investment income from Plan’s interest in Master Trust	54,212,156	26,907,992
Net appreciation in fair value of investments including Master Trust	309,237,017	532,499,237

Increase in net assets available for benefits derived from investment activities	593,559,303	714,838,334

Deductions:
Benefits paid to participants	(1,020,380,915)	(571,855,616)
Expenses	(1,403,071)	(310,230)

Net change during the year	409,718,735	619,864,776

Transfers from other plans	16,339,344	3,532,561,777
Net assets available for benefits at beginning of year	11,200,744,651	7,048,318,098

Net assets available for benefits at end of year	$11,626,802,730	$11,200,744,651

The accompanying notes to financial statements are an integral part of these statements.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
1.	Description of the Plan
          The JPMorgan Chase 401(k) Savings Plan (“Plan”) is a defined contribution plan sponsored by JPMorgan Chase Bank, National Association (“Bank”), a national banking association with branches in 17 states, and a wholly-owned bank subsidiary of JPMorgan Chase & Co (“JPMorgan Chase” or the “Firm”). The Bank was organized in the legal form of a banking corporation under the laws of the State of New York on November 26, 1968, for an unlimited duration. On November 13, 2004, the Bank converted from a New York State banking corporation to a national banking association (“Conversion”). JPMorgan Chase is a financial holding company incorporated under Delaware law in 1968, a leading global financial services firm and one of the largest banking institutions in the United States, with operations worldwide. The Firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, investment management, private banking and private equity.
          On July 1, 2004, Bank One Corporation merged with and into JPMorgan Chase. The Bank One Corporation Savings and Investment Plan merged with and into the Plan as of December 31, 2004. (See Note 11 for more details).
          The following is a general description of the Plan. Participants should refer to the Plan document for a more complete description of the Plan.
          General
          The Plan enables eligible employees of JPMorgan Chase and certain of its affiliated companies to accumulate a fund, the value of which is to be applied for their benefit upon retirement or termination of employment. Under the Plan, a participant (“Participant”) may elect to have the Participant’s eligible compensation reduced on a pre-tax basis by a specified percentage; the amount of such reduction is contributed on the Participant’s behalf by the Participant’s contributing employer (“Contributing Employer”) and allocated to the Participant’s account under the Plan. The Contributing Employer will generally make a matching contribution (“Matching Contribution”) as discussed below. All amounts contributed to a Participant’s account under the Plan are held in a trust fund (“Trust Fund”).
          Full-time employees are eligible to enroll in the Plan as of their first day of employment. Beginning in 2005, part-time employees are eligible to participate after completing 90 days of service. Generally, any employee who is employed on an hourly, occasional, casual, temporary, seasonal, intern, or retainer basis, or an individual who is on a non-U.S. dollar payroll, or any individual who would be deemed to be an employee of a Contributing Employer under the employee leasing provisions of Section 414(n) of the Internal Revenue Code of 1986, as amended (“Code”), is not eligible to participate in the Plan.
          The Plan is administered by the Plan Administrator who is appointed by the Board of Directors of JPMorgan Chase or the Bank. The Plan complies with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan is designed to comply with Section 404(c) of ERISA and the related regulations. As a result, the Plan’s fiduciaries may be released from liability for any losses that result from the Participant’s individual investment decisions.
          Contributions
          Deferred Contributions
          The Plan allows Participants to defer on a pre-tax basis through payroll deductions up to 20% (in 1% increments) of their eligible compensation per pay period subject to certain legal limitations (“Deferred Contributions”). Prior to 2005, the Plan limited certain highly compensated employees to a 5% deferral rate. Eligible compensation generally means base salary plus applicable job differential pay (i.e., shift pay). In certain situations, eligible compensation includes other cash earnings (e.g., commissions, draws, and overrides) paid under certain plans that provide compensation in lieu of base salary. Eligible compensation excludes overtime, bonuses, special pay, or any other additional compensation and is not reduced by pre-tax contributions under this Plan and under certain other

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
plans. The maximum amount of Deferred Compensation may not exceed the applicable statutory limit, i.e., $14,000 in 2005 and $13,000 in 2004. The maximum annual eligible compensation under the Plan may not exceed the applicable statutory limit under Section 401(a) (17) of the Code, i.e., $210,000 in 2005 and $205,000 in 2004. In addition, Participants who are age 50 or older are permitted to make additional pre-tax contributions known as “catch-up” contributions. The applicable statutory limit for catch-up contributions is $4,000 in 2005 and $3,000 in 2004.
          Employer Contributions
          Generally, except as discussed below, each Contributing Employer makes a matching contribution on behalf of each Participant who has completed one year of service in an amount equal to 100% of such Participant’s Deferred Contributions up to 5% of such Participant’s eligible compensation each pay period. Participants whose annual total cash compensation is $250,000 or more are not eligible to receive matching contributions. This determination is made as of each August 1 and applies for the next succeeding calendar year. Prior to 2005, this provision only applied to participants in the following business segments or units: Investment Bank, Asset & Wealth Management, the Private Equity business, and the Market Risk Management unit.
          Prior to 2005, the Plan provided for a “matching true-up contribution” feature. Under the “matching true-up contribution” feature, at the end of each calendar year, the Deferred Contributions as a percentage of eligible compensation of a Participant who is employed on December 31 was compared to that Participant’s average rate of Matching Contributions as a percentage of eligible compensation. Eligible compensation was based on the period during the calendar year in which the Participant was eligible for Matching Contributions. If the Participant’s Deferred Contribution rate (but not more than 5%) exceeded the Participant’s average rate of Matching Contributions, the Participant received a matching true-up contribution equal to such excess. The balance of the annual matching true-up for the year was automatically credited to the account of the eligible participant early in the following year.
          A Participant may elect to have 100% of their Matching Contributions invested in the same manner as their Deferred Contributions. If a Participant fails to make such an election, Matching Contributions will be invested in the Plan’s JPMorgan Chase Common Stock Fund.
          Rollover Contributions
          The Plan accepts qualifying rollover contributions made by Participants in cash from qualified retirement plans of other employers, including; qualified traditional individual retirement accounts (IRA’s); contributory individual retirement accounts; and governmental plans. After-tax rollovers are not accepted by the Plan.
          Dividend Election
          A Participant may elect to have any vested JPMorgan Chase Common Stock Fund dividend income distributed to them on a quarterly basis; the dividend payments are not subject to an early distribution tax penalty. If a Participant makes no election, the dividend income will automatically be reinvested in the Participant’s account in that Fund. Prior to 2005, dividend payments with respect to unvested matching contributions were automatically reinvested in the Participant’s account in that Fund.
          Vesting
          A Participant’s Deferred Contributions are always 100% vested, including any associated investment performance (or “earnings”). Effective January 1, 2005, Participants were immediately 100% vested in the value of the Matching Contributions, including any associated investment performance. Prior to January 1, 2005, a Participant became vested in the Plan after completing three years of service. However, if a Participant was involuntarily terminated due to job elimination, the Participant became fully vested in the value of their account balance regardless of their years of service.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          Matching Contributions that were forfeited prior to January 1, 2005 were used to reduce a Contributing Employer’s future Matching Contributions and/or for administrative expenses. Forfeitures for the year ended December 31, 2004 was $4,028,392.
          Distributions
          Withdrawal of Contributions
          The Plan allows a Participant to withdraw all or any portion of their vested account balance attributable to after-tax contributions, if any, or contributions rolled over from another qualified plan or IRA. Certain individuals who participated in prior plans may also withdraw other types of nonforfeitable Employer Contributions, subject to certain restrictions.
          Participants who have withdrawn all amounts permissible under the preceding paragraph may request to withdraw up to the remaining amount of their vested account balance only upon attaining age 59 1/2 or for reasons of financial hardship, provided, however, that earnings realized after December 31, 1988, on Deferred Contributions and certain other deferred contributions under prior plans are not available for hardship withdrawal.
          Payment of Vested Benefits
          A Participant who terminates employment may elect to receive the value of their vested benefits under the Plan. In the event of the death of a married Participant, fully vested benefits will be distributed to the Participant’s spouse or to another beneficiary if the spouse previously consented. An unmarried Participant may designate anyone as their beneficiary. If there is no spouse or living beneficiary on the date of the Participant’s death, then the value of the vested benefits is distributed to the Participant’s estate.
          A terminated Participant whose vested account balance under the Plan (including loans) is greater than $1,000 ($5,000 prior to 2005) may elect to (1) receive a lump sum payment; (2) obtain a rollover payment to an IRA or another employer’s qualified plan; (3) receive monthly (beginning in 2005), quarterly or annual installments of at least $500 over a period not exceeding their life expectancy, or (4) defer receipt of the distribution until April 1 of the year after they attain the age of 70 1/2. If no election is made, then the account distribution will be deferred, automatically, until the month after the Participant attains age 65.
          If a terminated Participant’s vested account balance does not exceed $1,000 ($5,000 prior to 2005), the account balance, less any required income tax withholding, will be paid to the Participant in a single lump sum. However, if the Participant elects to roll over the distribution to an IRA or another employer’s qualified plan, the entire account balance will be distributed (i.e., there will be no tax withholding).
          Loans
          The Plan permits Participants to borrow a portion of their vested account balance without paying income taxes or incurring income tax penalties. The minimum loan amount is $1,000. The maximum aggregate amount of all loans to any Participant under the Plan is the lesser of $50,000 (reduced by the highest loan balance outstanding during the 12-month period preceding the date of the new loan) or 50% of the vested value of their account balance. The interest rate on a loan is based on the prime rate in effect on the first business day of the month, and it is fixed for the duration of the loan. Generally loans must be paid off within five years. If, however, the loan is for the purchase of a principal residence, the repayment period may be up to 15 years. A Participant is limited to no more than six loans outstanding at any time. Loan principal and interest are paid through payroll deductions. Loan transactions are reported in the Statements of net assets available for benefits as Loans to plan participants.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
2.	Investment Program
          The net assets available for benefits of the Plan at December 31, 2005 and 2004, are held in a Trust Fund administered by the Bank, as trustee (“Trustee”), to be invested and distributed in accordance with the Plan and the trust agreement under which the Trust Fund was established.
          As of December 31, 2005, the 26 investment options consist of 22 core investment funds, including six fixed-income funds, twelve domestic equity funds, and four international equity funds, the JPMorgan Chase common stock fund (each with a corresponding core master trust fund) and three lifestyle portfolios. The lifestyle portfolios invest in a fixed but different mix of core unit trust options to provide Participants with varying risks/return profiles.
          Fund transactions are processed on a daily basis. Master trust funds have been established to keep records of Participants’ daily transactions and account balances. JPMorgan Retirement Plan Services, a wholly-owned subsidiary of JPMorgan Chase, is the record keeper for the Plan.
          Participants may elect to change the allocation of their account balances and contributions in the investment funds on a daily basis. Participant requests for fund reallocations, transfers and distributions are processed on a daily basis using net asset values. Changes become effective on the same business day if the New York Stock Exchange is open and the request is made before 4 p.m. Eastern Time, or by the close of the New York Stock Exchange, whichever is earlier. Otherwise, the changes become effective on the next business day.
          At its discretion, the Bank may place restrictions on investments in the funds and on daily transfers and reallocations among Funds. Certain limitations were placed on transfers and/or reallocations that could occur among the Plan’s four international funds. No amount – including any prior balance – can be transferred and/or reallocated out of the International Large Cap Index Fund, the International Large Cap Value Fund, International Large Cap Core Fund or the International Small Cap Fund for 30 calendar days from the date of the initial transfer/reallocation transaction.
          A brief description of the 26 investment funds (22 core investment funds with corresponding 22 core unit trust funds, the JPMorgan Chase Stock Fund, and the three lifestyle funds) follows:
          Core Investment Funds
          Fixed Income (six funds):
          Short-Term Fixed Income Fund – The Fund invests primarily in short-term, fixed-income securities issued or fully guaranteed by the United States government or its agencies, certificates of deposit, commercial paper, bankers’ acceptances, short-term corporate bonds, mortgage and asset-backed securities, floating-rate securities and repurchase agreements. The Fund may invest in units of collective trust funds that invest in such assets. The Fund is managed by two investment managers, JPMorgan Asset Management (USA) Inc. and Smith Graham & Company.
          Stable Value Fund – The Fund invests in a portfolio of actively managed bonds as well as fixed-rate investment contracts (“FRICs”) issued by insurance companies and banks, and other stable value investments. The bond portfolio includes “book-value wrapper contracts” issued by banks or insurance companies, which tend to smooth returns over time and protect against losses on a daily basis. The investments may also include futures and other derivative instruments, and JPMorgan Asset Management (USA) Inc. managed commingled funds, that invest in the assets referred to above. Depending on anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by JPMorgan Asset Management (USA) Inc.
          Government Inflation-Protected Bond Fund – The Fund primarily invests in inflation-indexed bonds issued by the U.S. government and U.S. government agencies and instrumentalities. Up to 20% of the Fund’s assets may be

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
invested in U.S. treasuries, agencies and instrumentalities that are not indexed to inflation. Investments may include futures, options, bond swaps and other derivatives, securities, and units in collective trust funds that invest in fixed-income securities. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Western Asset Management.
          Core Bond Fund (mutual fund) – This Fund became available on January 1, 2005. The Fund seeks to achieve its investment objective by purchasing the Ultra share class of the JPMorgan Core Bond Fund – a registered, open-ended investment company or mutual fund. The JPMorgan Core Bond Fund seeks to maximize total return by investing in all types of debt securities rated as investment grade (or unrated debt securities which the manager determines to be of comparable quality), as well as preferred stock and loan participations. The Fund is managed by JPMorgan Investment Advisors.
          Intermediate Bond Fund – The Fund invests in bonds, notes, trust and participation certificates, insurance and bank contracts, and other evidences of indebtedness or property (secured or unsecured) with a fixed or floating-rate of return. These investments may include futures and derivatives, securities, and units in collective trust funds that invest in fixed-income securities. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Western Asset Management.
          High Yield Bond Fund – The Fund invests in bonds, notes, convertible bonds, asset-backed securities, insurance and bank contracts and other evidence of indebtedness, shares of preferred stock, as well as equity securities received from restructured companies. These investments may include futures and derivatives, securities and units in collective trust funds that invest in fixed-income securities. The majority of the Fund’s investments are speculative. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Mackay Shields LLC.
          Domestic Equity (twelve funds):
          Large Cap Value Index Fund – The Fund is passively managed as an indexed fund that invests directly or indirectly in stocks comprising the Russell 1000 Value Index and, from time to time, futures. The Fund is currently invested in a collective trust fund that invests in such stocks and futures. Depending on anticipated Participant requests for reallocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term investments as cash reserves. The Fund is managed by Barclays Global Investors, N.A.
          Large Cap Value Fund – The Fund generally invests in large-sized U.S. corporations that have a market capitalization in excess of $5 billion. The manager seeks to invest in attractively priced stocks of companies with promising financial outlooks and the potential for improved investor perception. The manager generally selects common stocks of companies with earnings, revenues, and dividend streams that are inexpensive relative to their history, sector, and/or the market as a whole. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, and/or loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund was managed by AllianceBernstein (Alliance Capital Management L.P.). Effective December 31, 2005, the Fund is managed by T. Rowe Price Associates, Inc.
          Growth and Income Fund (mutual fund) – The Fund seeks to achieve its investment objectives by purchasing the institutional shares of the JPMorgan Value Opportunities Fund – a registered, open-ended investment company or mutual fund. The JPMorgan Value Opportunities Fund seeks long-term capital appreciation by investing at least 80% of its assets in equity securities of mid- and large-capitalization stocks at the time of purchase. The manager builds a portfolio that it believes has characteristics of undervalued securities. The Fund is managed by JPMorgan Asset Management (USA) Inc.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          S&P 500 Index Fund – The Fund is passively managed as an index fund that invests directly or indirectly in stocks comprising the S&P 500 Index and, from time to time, futures. The Fund is currently invested in a collective trust fund that invests in such stocks and futures. Depending on anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Barclays Global Investors, N.A.
          Large Cap Growth Index Fund – The Fund is passively managed as an index fund that invests directly or indirectly in stocks comprising the Russell 1000 Growth Index and, from time to time, futures. The Fund is currently invested in a collective trust fund that invests in such stocks and futures. Depending on anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Barclays Global Investors, N.A.
          Large Cap Growth Fund – The Fund invests in common stocks of U.S. corporations that generally have a market capitalization in excess of $5 billion. The Fund may also invest in equity futures, options, derivatives and units in collective trust funds that invest in equity securities. The manager selects stocks that show potential for capital growth based on proprietary modeling of individual earnings and other research. The Fund will generally own 40-50 large-cap stocks categorized as positive business catalyst (i.e., possessing potential for positive change), stable growth and/or high growth. The Fund is managed by Janus Capital Management, LLC.
          Capital Growth Fund (mutual fund) – The Fund seeks to achieve its investment objective by purchasing the institutional shares of the American Century Ultra Fund – a registered open-ended investment company or mutual fund. The American Century Ultra Fund seeks long-term capital growth by investing in common stock of companies with accelerating earnings and revenue growth. The Fund generally invests in larger companies with market capitalization in excess of $5 billion. The Fund is managed by American Century Investment Management. JPMorgan Chase has a 43% interest in American Century Companies, Inc., which indirectly wholly-owns American Century Investment Management.
          Mid Cap Value Fund – The Fund generally invests in common stocks of medium-sized U.S. corporations that have a market capitalization of between $2 billion and $15 billion. The Fund strategy is to implement a value-based portfolio through the use of quantitative modelling, fundamental analysis, and risk controls designed to outperform its benchmark while minimizing portfolio risk. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, and/or loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund was managed by Ariel Capital Management, LLC. Effective December 31, 2005, the Fund is managed by Earnest Partners, LLC.
          Mid Cap Growth Fund (mutual fund) – This Fund became available on January 1, 2005. The Fund seeks to achieve its investment objectives by purchasing the Select shares of the JPMorgan Capital Growth Fund – a registered, open-ended investment company or mutual fund. The JPMorgan Capital Growth Fund attempts to achieve long-term growth by investing in common stocks of medium sized companies (i.e., generally those with market capitalization of between $2 billion and $15 billion) with strong potential growth. This Fund is managed by JPMorgan Asset Management (USA) Inc.
          Small Cap Index Fund – The Fund is passively managed as an indexed fund that invests directly or indirectly in stocks of companies comprising the Russell 2000 Index and, from time to time, futures. The Fund is currently invested in a collective trust fund that invests in such stocks and futures. Depending on anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Barclays Global Investors, N.A.
          Small Cap Core Fund (mutual fund) – Effective December 7, 2004, the Fund seeks to achieve its investment objective by purchasing the Select shares of the JPMorgan Small Cap Core Fund – a registered, open ended investment company or mutual fund. The JPMorgan Small Cap Core Fund, under normal circumstances, invests at least 80% of its total assets in common stocks of small-cap companies (i.e., generally those with market capitalization under $1.5

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
billion at the time of investment). The Fund will generally own 500-700 small-cap stocks. The manager ranks companies in each sector group according to their relative value utilizing a variety of models that quantify its research team’s findings. The manager builds a portfolio using the research and valuation rankings as a basis. Prior to December 7, 2004, the Fund purchased institutional shares of the JPMorgan Small Cap Equity Fund. The Fund is managed by JPMorgan Asset Management (USA) Inc.
          Small Cap Blend Fund – This Fund became available on January 1, 2005. The Fund invests in common stock of U.S. corporations that generally have a market capitalization between $200 million and $2 billion. The Fund may also invest in equity futures, options, derivatives, and units in collective trust funds that invest in equity securities. The manager selects common stock of companies it considers to have attractive valuations and superior projected earnings growth. The fund will generally own 110-135 small-cap stocks. Depending on market conditions, as well as anticipated Participants requests for allocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Jennison Associates, LLC.
          International Equity Funds (four funds):
          International Large Cap Value Fund – This Fund became available on January 1, 2005. The Fund invests primarily in the common stock of companies in developed countries located outside the U.S. Normally, the manager invests at least 80% of its total assets in stocks in at least ten foreign markets and invests the majority of its total assets in companies that pay dividends or repurchase their shares. The manager considers the following value characteristics in making investment decisions: low price-to-earnings ratio relative to the sector, high yield relative to the market, low price-to-book value ratio relative to the market, low price-to-cash flow ratio relative to the market and financial strength. The Fund may also invest in forward foreign currency contracts, equity futures, options, derivatives, and units in collective trust funds that invest in equity securities. The Fund may direct up to 5% of its assets in emerging market investments. Depending on market conditions, as well as anticipated Participants requests for allocations or transfers, loans, and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Causeway Capital Management, LLC.
          International Large Cap Index Fund – The Fund is passively managed as an indexed fund that invests directly or indirectly in stocks comprising the Morgan Stanley Capital International (MSCI) Europe, Australasia and Far East (EAFE) index and, from time to time, in futures on such stocks. The Fund is currently invested in a collective trust fund that invests in such stocks and futures. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by Barclays Global Investors, N.A.
          International Large Cap Core Fund – The Fund invests in common stocks of corporations incorporated or doing business primarily in Europe, Australasia, and Asia with market capitalizations generally in excess of $3 billion. The Fund may also invest in foreign currency contracts, equity futures, options, derivatives and units in collective trust funds that invest in equity securities. The Fund may direct up to 5% of its assets to emerging markets investments. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans and withdrawals, the manager of the Fund is authorized to hold varying levels of cash or short-term liquid investments as cash reserves. The Fund is managed by JPMorgan Asset Management (London) Limited.
          International Small Cap Fund (mutual fund) – The Fund seeks to achieve its investment objective by purchasing shares of the American Century International Discovery Fund – a registered, open-ended investment company or mutual fund. The American Century International Discovery Fund invests in common stocks of non-U.S. companies with a market capitalization of between $1 billion and $3 billion at the time of purchase. The investment focus is primarily on developed countries. Beginning on September 30, 2005, the American Century International Discovery Fund imposed a 2% “redemption fee” on JPMorgan Chase 401(k) Savings Plan participants who transfer and/or reallocate balances into the International Small Cap Fund and then subsequently transfer and/or reallocate those

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
same balances out of that fund within 180 calendar days. The Fund is managed by American Century Investment Management.
          JPMorgan Chase Common Stock Fund:
          JPMorgan Chase Common Stock Fund – The Fund invests primarily in shares of common stock of JPMorgan Chase & Co. The shares can be purchased directly from JPMorgan Chase out of its authorized but unissued shares of common stock, on the open market, or by the exercise of subscription, conversion, or other rights. Depending on market conditions, as well as anticipated Participant requests for reallocations or transfers, loans and withdrawals, the Fund will also hold varying levels of cash or short-term liquid investments (expected to range from 1% to 3% of the value of the Fund) as cash reserves. This Fund has been designated as a nonleveraged employee stock ownership plan. As such, and as previously discussed, a Participant invested in this Fund may elect to have any dividends attributable to their vested account balance paid directly to them rather than reinvested. The Fund is managed by the Trustee.
          Lifestyle Investment Portfolios (three funds):
          The assets of the lifestyle portfolios are invested in the 22 core funds in accordance with the investment allocation policy for these funds. Each fund consists of a pre-diversified combination of both fixed-income and equity core funds to match a particular investment style for each of the funds. Each of the funds is re-balanced each calendar quarter so that its investment mix continues to meet its particular investment objective, risk, and return profile.
          The lifestyle portfolios are briefly described as follows:
          Moderately Conservative Lifestyle Portfolio – The Portfolio seeks to provide higher returns than those provided by the core fixed-income funds by including an exposure to equities (i.e., potentially higher stock market volatility and risk). This exposure is based on a target asset allocation policy of investing 60% of the Portfolio’s assets in specified fixed-income funds and 40% of its assets in specified equity funds.
          Moderately Aggressive Lifestyle Portfolio – The Portfolio seeks to provide higher returns with a larger exposure to stocks (i.e., potentially higher stock market volatility and risk) than the Moderately Conservative Lifestyle Portfolio. This exposure is based on a target asset allocation policy of investing 40% of the Portfolio’s assets in specified fixed-income funds and 60% of its assets in specified equity funds.
          Aggressive Lifestyle Portfolio – The Portfolio seeks to provide the highest returns with more exposure to stocks (i.e., potentially the highest stock market volatility and risk) than any of the other lifestyle Portfolios. This exposure is based on a target asset allocation policy of investing 20% of the Portfolio’s assets in specified fixed-income funds and 80% of its assets in specified equity funds.
          Loans to Participants:
          Under the loan program previously discussed, the Plan grants loans to eligible Participants.
3.	Summary of Significant Accounting Policies
          Basis of Presentation
          The accounting and financial reporting policies of the Plan conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”).

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          Use of Estimates in the Preparation of Financial Statements
          The preparation of financial statements requires Plan management to make estimates and assumptions that affect the reported amounts of assets, liabilities and changes in net assets available for benefits, and disclosure of contingent assets and liabilities. Actual results could be different from these estimates.
          Investment Valuation
          The Plan values the underlying investments of the Trust Fund as follows:
          U.S. government and federal agency obligations, U.S. government-sponsored enterprise obligations and corporate debt instruments are valued at the last reported bid (quoted market) price. Guaranteed investment contracts or group annuity contracts with insurance companies, which are benefits-responsive, are carried at contract value (cost plus accrued income). Investments in mutual funds, and common and collective trust funds are valued at the per unit amounts reported by such funds, which approximates fair value. JPMorgan Chase & Co. common stock is valued at the closing price reported on the New York Stock Exchange Composite Transaction Tape. Common and Preferred stocks are valued at the closing price reported on the major market on which the individual securities are traded. Certificates of deposits, money market funds and loans to Participants are valued at cost, which approximates fair value.
          The Plan enters into transactions whereby securities are sold under agreements to repurchase those securities at an agreed-on price. Such agreements are carried at the amounts the securities will be subsequently repurchased plus accrued interest, which approximates fair value. The market value of securities to be repurchased is monitored on a regular basis.
          Derivative receivables and derivative payables are comprised of forward foreign exchange contracts and exchange traded futures and options contracts. Forward foreign exchange contracts are valued at their estimated fair value based on current prices for the underlying currencies that are obtained from independent market quotations. Exchange traded futures and options contracts are valued at market values based upon the last reported sales price on the principal exchange on which the contracts are traded with the resulting changes in contract values being recorded as unrealized net gains (losses) which are included in net appreciation.
          The values of assets in common collective trust funds are recorded on a daily basis to match the values of assets invested in the core investment funds, which are valued as reported by the investment managers.
          Securities Transactions
          Securities transactions are recorded on a trade-date basis. Realized gains (losses) are computed based on the average cost of securities sold. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis. Participants who invest in the JPMorgan Chase Common Stock Fund may receive in-kind distributions of shares by making a formal election. Realized gains (losses) to the Plan resulting from these distributions are based on the difference between the average cost and the value of the stock distributed on the valuation date of the distribution. Securities, cash and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the current prevailing market rates as of the date of the Statement of Net Assets Available for Benefits. Income and expenses are translated at the exchange rates prevailing at the date of the transaction.
          Participant Withdrawals
          Participant withdrawals are recorded when paid.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          Differences between Financial Statements and Form 5500
          The Plan calculates realized gains (losses) and unrealized appreciation (depreciation) as the difference between current market value and cost. Internal Revenue Service (“IRS”) Form 5500 calculates realized gains (losses) and unrealized appreciation (depreciation) as the difference between current market value and market value at the prior period year-end.
          The Plan does not reflect as liabilities amounts allocated to the accounts of Participants who have elected to withdraw from the Plan but have not yet been paid. The Department of Labor, however, requires that these amounts be reported as a liability on Form 5500.
          The following is a reconciliation of net assets available for benefits as disclosed in the financial statements to the Form 5500:

	At December 31,
	2005	2004
Net assets available for benefits per the financial statements	$11,626,802,730	$11,200,744,651
Less: Amounts allocated to withdrawing Participants	(2,375,189)	(539,227)

Net assets available for benefits per Form 5500	$11,624,427,541	$11,200,205,424

          The following is a reconciliation of benefits paid to Participants as disclosed in the financial statements to Form 5500:

	Year Ended December 31,
	2005	2004
Benefits paid to Participants per the financial statements	$1,020,380,915	$571,855,616
Add: Amounts allocated to withdrawing Participants at end of year	2,375,189	539,227
Less: Amounts allocated to withdrawing Participants at beginning of year	(539,227)	(1,850,063)

Benefits paid to Participants per Form 5500	$1,022,216,877	$570,544,780

          Amounts allocated to withdrawals by Participants that have been processed and approved for payment prior to December 31, but are not yet paid as of that date are recorded on the Form 5500 as benefits paid.
4.	Investments
          Investments that represent five percent or more of the Plan’s net assets available for benefits at December 31, 2005 and 2004 were as follows:

	Number of
Description	Shares or Units	Cost	Fair Value

At December 31, 2005:

JPMorgan Chase & Co. common stock	84,716,723	$3,167,613,596	$3,362,406,736

BGI Equity Index Fund	71,655,902	1,175,885,648	1,281,207,521

JPM TR I Small Cap Core Fund Select	12,965,029	579,438,813	570,331,647

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS

	Number of
At December 31, 2004:	Shares or Units	Cost	Fair Value

JPMorgan Chase & Co. common stock	88,695,982	$2,848,089,052	$3,460,030,273

BGI Equity Index Fund	51,968,426	821,995,097	885,022,293

JPMorgan Select Group — Select Equity Fund	12,472,871	560,738,367	542,070,956
          The Plan participates in a securities lending program administered by JPMorgan Chase. Under the program, borrowers are required to provide collateral equal to a minimum of 102% of the fair value of the loaned securities in the form of cash, U.S. government securities, U.S. government-sponsored enterprise obligations, or other qualifying securities. The Bank bears all the costs of the program.
          Income earned by the Plan under the program was $136,529 and $9,850 in 2005 and 2004, respectively, which is recorded in interest income in the Statement of Changes in Net Assets Available for Benefits. At December 31, 2005 and 2004, common stock, U.S. government-sponsored enterprise obligations and corporate debt instruments of the Plan with an aggregate fair value of approximately $69,141,572 and $6,869,658, respectively, had been loaned under this program.
          During the years ended December 31, 2005 and 2004, the Plan’s investments generated net appreciation (depreciation) as follows:

Description	2005	2004
Based on quoted market prices:
JPMorgan Chase & Co. and other common stocks	$55,419,454	$112,571,705
Common/collective trust funds	105,149,555	23,975,424
Plan’s share of Master Trust	88,657,785	92,439,455
Registered investment companies	60,185,351	292,889,635
Corporate debt instruments	(129,904)	(733,018)
U.S. government and federal agency obligations	—	(15,820)
U. S. government-sponsored enterprise obligations	(47,378)	(30,727)
Derivative receivables	—	11,401,215
Other investments	—	(6)

Total	309,234,863	532,497,863

Based on estimated fair value as determined by the Trustee:
Corporate debt instruments	(412)	(13)
Limited partnership	2,467	—
Certificates of deposit	99	1,387

Total based on estimated fair value	2,154	1,374

Total net appreciation	$309,237,017	$532,499,237

5.	Master Trust
          The Plan participates in the Master Trust For Certain Investment Funds of The JPMorgan Chase Retirement and 401(k) Savings Plans (“Master Trust”). The Bank is the trustee for the Master Trust. The Plan’s accounts in the Master Trust are credited with income, gains or losses in respect of the Plan’s assets held in the Master Trust. Additionally, the Plan may invest in one of the Master Trust’s investment funds (“Funds”) in equal increments called units (“Units”). Each Unit represents an equal right to share in the applicable Fund’s net earnings, gains and losses. No Unit has priority or preference over any other Unit of the applicable Fund. The Plan’s percentage interest in the net assets of the Master Trust at fair value was approximately 56% and 38% at December 31, 2005 and 2004, respectively.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          The underlying investments of the Master Trust was valued as follows:
          U.S. government and federal agency obligations, U.S. government-sponsored enterprise obligations, corporate debt instruments and other investments, which includes obligations of state and political subdivisions, and non-U.S. government debt instruments are valued at the last quoted bid price. Investments in common and collective trust funds are valued at the per unit amounts reported by such funds, which approximates fair value. Common and preferred stocks are valued at the closing price reported on the major market on which the individual securities are traded.
          Derivative receivables and derivative payables are comprised of forward foreign exchange contracts and exchange traded futures and options contracts. Forward foreign exchange contracts are valued at estimated fair value obtained from independent market quotations. Exchange traded futures and options contracts are valued at market values based upon the last reported sales price on the principal exchange on which the contracts are traded with the resulting changes in contract values being recorded as unrealized net gains (losses).
          The net Assets of the Master Trust at fair value were as follows at December 31, 2005 and 2004:

	2005	2004

Common and preferred stocks	$1,560,155,528	$1,454,976,773

Corporate debt instruments	1,048,921,136	680,248,391

Common/collective trust funds	248,099,309	194,640,422

U.S. government and federal agency obligations	623,405,878	523,606,052

U.S. government-sponsored enterprise obligations	261,601,240	50,652,091

Derivative receivables	8,910,201	6,082,025

Foreign government obligations	10,476,832	5,703,446

Cash	11,302,980	14,575,806

Investment income receivable	17,717,869	13,200,075

Receivables for securities sold	12,037,171	287,727

Payables for securities purchased	(278,789,960)	(84,923,704)

Derivative payables	(6,267,365)	(5,771,469)

Payable under securities lending agreements	(540,567,556)	(279,597,605)

Accrued expenses	(525,472)	(448,724)

Net assets of the Master Trust	$2,976,477,791	$2,573,231,306

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          Investment income for the Master Trust were as follows at December 31, 2005 and 2004:

	2005	2004

Net appreciation (depreciation) in fair values of investments:

Common and preferred stocks	$116,294,675	$206,409,580

Corporate debt instruments	(22,043,630)	8,151,527
Common/collective trust funds	(7,803)	—

U.S. government and federal agency obligations	(3,114,899)	11,350,794

U.S. government-sponsored enterprise obligations	(1,745,914)	1,552,261

Derivative receivables (payables), net	(10,556,450)	408,439

Debt securities issued by non-U.S. governments	806,005	241,413

Foreign currency cash	(212,276)	53,174

Other investments	(1,218)	(170,155)

Total Net Appreciation	79,418,490	227,997,033

Interest	63,791,229	45,132,542

Dividends	36,220,260	26,565,815

Net investment income for the Master Trust	$179,429,979	$299,695,390

6.	Derivative Receivables and Derivative Payables
          In the normal course of business, the Plan utilizes derivative instruments to manage exposures to fluctuations in interest and currency rates. The Plan utilizes options and futures contracts in the Intermediate Bond Fund and foreign exchange contracts in the High Yield Bond Fund. These financial instruments are recorded at fair value as derivative receivables and payables in the statement of net assets available for benefits. See Note 5 for a summary of the Plan’s interest in the “Master Trust” which includes derivative instruments at December 31, 2005 and 2004.
          Foreign Exchange Contracts
          A foreign exchange contract obligates one party to purchase and the other party to sell a specific currency at a set price on a future date. To hedge against foreign exchange rate risks on foreign currency denominated transactions and holdings, or for investment purposes, the Plan may buy or sell foreign forward exchange contracts.
          The Plan’s risks include giving up the opportunity for profit in a hedge transaction and unanticipated movements in the value of a foreign currency relative to the U.S. dollar in transactions entered into for investment purposes. The Plan is also subject to the credit risk that the counterparty to a foreign currency contract will not fulfill its obligation under the contract.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
          Options and Futures Contracts
          By writing options, the Plan receives a premium and becomes obligated during the term of the option to purchase or sell a specified instrument at a set price if the option is exercised. By purchasing options, the Plan pays a premium to buy or sell a specified instrument at a set price during the term of the option.
          Futures contracts are contracts for delayed delivery of specified instruments in which the seller agrees to make delivery at a specified future date of a specified instrument, at a specified price or yield. Upon entering into an options or futures contract, the Plan is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. As these contracts are marked-to-market on daily basis, subsequent payments (variation margin) are made or received by the Plan each day.
          The Plan is subject to option price volatility risk and the risk that futures contract may not correlate with the prices of the portfolio securities. The Plan’s activities in these contracts are conducted through regulated exchanges, which do not result in counterparty credit risks since the exchanges assume the default risk of the counterparty, and generally require margin deposits of cash or securities as collateral to minimize potential credit risk. Liquidity risk may arise if there is insufficient trading activity on the options and futures exchange.
          A further risk in buying an option is that the Plan pays a premium whether or not the option is exercised. The risk in writing a call option is that the Plan gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Plan may incur a loss if the market price of the security decreases and the option is exercised. Risks may arise from movements in securities values and interest rates, and from the risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.
7	Plan Expenses
          Unless paid by the Contributing Employers, the Trustee will pay the expenses of the Plan using Plan assets. The following expenses are paid by the Plan: (a) taxes upon or with respect to the assets in the Trust Fund or related income, (b) brokerage costs, (c) other expenses in connection with the purchase and sale of assets by the managers of Funds, (d) fees paid for asset management or record keeping and (e) certain overhead expenses directly attributable to the administration of the Plan.
8	Trust Funds Transactions with Affiliated Parties
          The following is a summary of transactions with parties affiliated with the Plan for the years ended December 31, 2005 and 2004:

		Aggregate Proceeds
		from Sales,
		Redemptions and
	Aggregate Cost	Distributions to
For the Year Ended December 31, 2005	of Purchases	Participants

JPMorgan Domestic Liquidity Fund	$2,257,059,033	$2,278,857,849

JPMorgan Chase & Co. common stock	360,536,903	433,693,508

American Century International Small Cap Fund	81,689,286	25,848,904
American Century Ultra Fund	43,600,016	19,699,540

Fund managed by JPMorgan Investment Advisors:
Core Bond Fund	42,187,863	28,632,683

Funds managed by JPMorgan Asset Management (USA) Inc.:
Short-Term Fixed Income Fund	2,806,100,161	2,554,956,719
Growth and Income Fund	565,213,575	516,943,702
Stable Value Fund	518,283,769	434,530,249
Mid Cap Growth Fund	241,312,352	190,889,191
Small Cap Core Fund	110,816,117	92,542,292

International Large Cap Core Fund (managed by JPMorgan Asset Management (London) Limited)	208,366,164	51,710,508

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS

		Aggregate Proceeds
		from Sales,
		Redemptions and
	Aggregate Cost	Distributions to
For the Year Ended December 31, 2004	of Purchases	Participants

JPMorgan Domestic Liquidity Fund	$1,622,320,431	$1,625,137,736

JPMorgan Chase & Co. common stock	256,256,429	269,328,832

American Century International Small Cap Fund	29,499,453	18,333,113

American Century Ultra Fund	17,756,427	17,841,131

Funds managed by JPMorgan Asset Management (USA) Inc.:
Stable Value Fund	737,898,042	662,276,418
Short-Term Fixed Income Fund	545,050,645	566,159,355
Small Cap Core Fund	518,017,564	1,077,099,857
Growth and Income Fund	35,465,594	42,474,174

International Large Cap Core Fund (managed by JPMorgan Asset Management (London) Limited)	24,501,847	11,378,890
9.	Investments in Group Annuity Contracts Issued by Insurance Companies
          On December 29, 2005, the FASB issued FASB Staff Position AAG INV-1 and SOP 94-4-1 (FSP), “Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans.” This FSP amends the guidance in AICPA SOP 94-4, “Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans,” and the presentation and disclosure of fully benefit-responsive investment contracts. The guidance in FSP is effective for financial statements for annual periods ending after December 15, 2006, and the Plan will adopt this guidance for the December 31, 2006 financial statements, with retroactive application to the 2005 financial statements. The Plan invests in fully-benefit responsive investment contracts, which are included in the financial statements at contract value as reported to the Plan by the issuers. Contract value represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses.
          Information with respect to group annuity contracts with insurance companies were as follows:

JPMorgan Chase Plan
At December 31, 2005	Investment Contracts

Contract Value	$1,677,691,605

Fair Value	$1,656,336,250
Crediting interest rate	5.77%

Average yield for the year ended December 31, 2005	5.49%

At December 31, 2004

Contract Value	$1,582,230,490

Fair Value	$1,604,411,778

Crediting interest rate	5.06%
Average yield for the year ended December 31, 2004	5.25%

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
10.	Tax Status and Federal Income Taxes
          On July 1, 2004, the Plan received a favorable letter of determination from the IRS stating that it qualified under Section 401(a) of the Code, and therefore, the related trust is exempt from taxation. The Plan is required to operate in accordance with the Code to maintain its qualified status. The Plan administrator believes the Plan has been operating in compliance with applicable requirements of the Code.
          Participants currently pay no U.S. federal income tax on contributing employer contributions or income earned by the Trust. When a Participant, or his or her beneficiary or estate, receives a distribution under the Plan, the distribution is generally taxable. The tax treatment of any distribution from the Trust depends on individual circumstances.
11.	Net Assets Transferred From Other Plans
          During 2005, JPMorgan Chase acquired all or some of the operations of certain entities and, accordingly, received a transfer of net assets with a total fair value of $16,339,344. The details of the 2005 transfers are as follows:

Amount
Vastera, Inc.	$14,875,327
Neovest Holdings, Inc.	1,464,017

Total	$16,339,344

          Effective July 1, 2004, JPMorgan Chase & Co. and Bank One Corporation merged their holding companies. The combined company is known as JPMorgan Chase & Co. As a result of the merger, effective December 31, 2004, The Bank One Corporation Savings and Investment Plan (“Bank One Plan”) merged with and into the Plan, and all assets and liabilities of the Bank One Plan were transferred to the Plan. The transfer of net assets of $3,532,561,777 is shown on the accompanying statements of changes in net assets available for benefits as “Transfers from other plans, net.” The Plan had no other transfers of net assets during 2004.
12.	Risks and Uncertainties
          The Plan invests in various investment securities. Investment securities are exposed to various risks such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.
          The Plan’s exposure to a concentration of credit risk is limited by the diversification of investments across 26 investment fund elections. Additionally, the investments within each fund election are further diversified into various financial instruments, with the exception of the JPMorgan Chase Common Stock Fund, which invests primarily in JPMorgan Chase & Co. common stock. The Plan’s exposure to credit risk on guaranteed investment contracts is limited to the fair value of the contracts with each counterparty.
13.	Plan Termination
          JPMorgan Chase reserves the right to amend, modify or terminate the Plan at any time. In the event of termination, the value of Participants’ accounts will be paid in accordance with the provisions of the Plan and the provisions of ERISA.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Supplemental schedules
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	COMMON STOCK:
	ACTUANT CORP CLS`A` COM STK	20,300 shares	$913,915	$1,132,740
	ADTRAN INC COM STK	34,400 shares	733,523	1,023,056
	ADVANCE AUTO PARTS INC COM STK	20,750 shares	643,453	901,795
	AGL RESOURCES	31,000 shares	1,066,571	1,079,110
	AIRGAS INC COM STK	24,700 shares	643,185	812,630
	ALAMOSA HLDGS INC COM STK	71,700 shares	919,852	1,334,337
	ALLIANCE DATA SYSTEM COM STK	43,800 shares	1,874,974	1,559,280
	AMERICAN COMMERCIAL LINES	15,500 shares	328,144	469,495
	AMERICAN STATES WATER CO COM STK	17,600 shares	473,290	542,080
	ANSWERTHINK INC COM STK	146,100 shares	638,293	620,925
	ASPEN INSURANCE HLDGS COM STK	54,200 shares	1,332,492	1,282,914
	ATHEROS COMMUNICATIONS INC COM STK	73,100 shares	715,170	950,300
	AVID TECHNOLOGIES INC COM STK	20,600 shares	941,652	1,128,056
	AVOCENT CORP COM STK	30,100 shares	857,350	818,419
	BANK OF THE OZARKS COM STK	27,600 shares	929,638	1,018,440
	BENCHMARK ELECTRONICS INC COM STK	25,100 shares	751,146	844,113
	BLACKBAUD INC COM STK	25,000 shares	360,276	427,000
	BOSTON PRIVATE FINNCL HLDGS INC COM STK	31,800 shares	886,915	967,356
	BRIGHT HORIZONS FAMILY SOLUTIONS COM STK	24,100 shares	846,222	892,905
	BROADWING CORPORATION	156,200 shares	959,510	945,010
	BROOKS AUTOMATION INC	51,200 shares	661,154	641,536
	CABOT CORP COM STK	30,300 shares	1,106,444	1,084,740
	CALIFORNIA WATER SERVICE GROUP	25,900 shares	943,849	990,157
	CARMIKE CINEMAS INC COM STK	37,800 shares	1,276,872	958,608
	CASUAL MALE RETAIL GROUP COM STK	102,600 shares	716,084	628,938
	CB RICHARD ELLIS GROUP INC COM STK	8,800 shares	291,506	517,880
	CENTURY ALUMINIUM COM STK	39,800 shares	1,007,871	1,043,158
	CERNER CORP COM STK	10,100 shares	626,354	918,191
	COEUR D`ALENE MINECOM	172,100 shares	651,147	688,400
	COMMONWEALTH TELEPHONE ENTERPRISES COM	15,600 shares	708,455	526,812
	CONSOLIDATED COMMU COM NPV	44,800 shares	588,535	581,952
	COST PLUS INC COM STK	22,200 shares	646,163	380,730
	COVANCE COM STK	24,100 shares	1,014,210	1,170,055
	CV THERAPEUTICS INC COM STK	37,200 shares	957,197	919,956
	DENBURY RESOURCES INC COM STK	72,100 shares	1,098,292	1,642,438

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	COMMON STOCK — (continued):
	DEVRY INC COM STK	33,300 shares	640,423	666,000
	DIGITAL RIVER INC COM STK	24,100 shares	654,734	716,734
	DIGITAS INC COM STK NPV	103,800 shares	1,018,051	1,299,576
	DOBSON COMMNCTNS CORP CLASS`A` COM STK	94,300 shares	636,686	707,250
	EATON VANCE CORP COM NON VTG	93,700 shares	2,380,666	2,563,632
	EDUCATION MANAGEMENT CORP COM STK	81,100 shares	2,608,834	2,717,661
	ENCORE ACQUISITION CO COM STK	39,950 shares	968,804	1,279,998
	ENDEAVOR INTL CORP COM STK	150,700 shares	611,995	497,310
	ENTERCOM COMMUNICATIONS COM STK	21,400 shares	741,713	634,938
	ENTRAVISION CMMNCTNS CRP CLASS A COM STK	88,400 shares	736,272	629,408
	EPICOR SOFTWARE CORP COM STK	32,100 shares	426,533	453,573
	EQUINIX INC COM STK NPV	48,800 shares	1,950,747	1,989,088
	FAIRPOINT COMMUNICATIONS INC COM STK	59,300 shares	1,023,926	614,348
	FIRST NIAGARA FINANCIAL GROUP INC COM	34,200 shares	460,236	494,874
	FTI CONSULTING INC COM STK	48,200 shares	1,056,373	1,322,608
	GEVITY HR INC COM	28,500 shares	578,277	733,020
	GLADSTONE CAP CORP COM	25,100 shares	601,075	536,638
	GLADSTONE COMMERICAL CORP COM STK	43,500 shares	735,911	717,315
	GLOBAL PAYMENTS INC COM STK	13,900 shares	423,600	647,879
	GRACO INC COM STK	37,900 shares	1,307,970	1,382,592
	GRAFTECH INTL LTD COM	115,100 shares	892,905	715,922
	GREY WOLF INC COM STK	81,300 shares	452,988	628,449
	GSI COMMERCE	102,500 shares	1,549,289	1,546,725
	HARRIS INTERACTIVE COM STK	85,700 shares	623,021	369,367
	HEARTLAND EXPRESS INC COM STK	123,900 shares	2,598,616	2,513,931
	HEWITT ASSOCIATES COM CLASS A	23,900 shares	719,088	669,439
	HOLLY CORP COM STK	13,100 shares	783,029	771,197
	HORIZON HEALTH CORP COM STK	36,000 shares	752,781	814,680
	IDEX CORP COM STK	37,000 shares	1,576,533	1,521,070
	I-FLOW CORP COM STK NPV	46,800 shares	650,771	684,216
	IMAX CORP COM STK NPV	92,300 shares	788,357	651,638
	IMPAX LABORATORIES INC COM STK	75,400 shares	1,095,904	806,780
	INFORMATICA CORP COM STK	62,400 shares	599,261	748,800
	INSIGHT ENTERPRISE INC COM STK	134,800 shares	2,696,185	2,643,428
	INTEGRA LIFESCIENCES HLDGS CORP COM STK	28,000 shares	988,439	992,880

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	COMMON STOCK — (continued):
	INTEGRATED DEVICE TECHNOLOGY COM STK	86,100 shares	939,992	1,134,798
	INTEGRATED SILICON SOLUTIONS INC COM STK	120,100 shares	934,842	773,444
	INTERLINE BRANDS INC COM STK	68,700 shares	1,262,925	1,562,925
	INTERSIL CORP CLASS`A` COM STK	44,200 shares	825,069	1,099,696
	INVACARE CORP COM STK NPV	1,600 shares	64,969	50,384
	IOWA TELECOMMUNICATIONS SVCS INC COM STK	58,900 shares	1,152,951	912,361
	IRON MOUNTAIN INC PA COM STK	30,800 shares	931,610	1,300,376
	JER INVESTMENT TRU COM	36,800 shares	640,418	623,760
*	JPMORGAN CHASE & CO COM STK	84,716,723 shares	3,167,613,596	3,362,406,736
	K&F INDUSTRIES HOLDINGS INC COM STK	57,500 shares	948,134	883,200
	KAYDON CORP COM STK	40,100 shares	1,173,448	1,288,814
	LA QUINTA PROPERTIES INC COM STK CLASS`B`	58,200 shares	466,443	648,348
	LEGG CORP COM STK	20,200 shares	342,613	351,076
	LIFEPOINT HOSPITALS INC COM STK	15,000 shares	591,059	562,500
	LIONBRIDGE TECHNOLOGIES INC COM STK	134,300 shares	898,994	942,786
	LODGIAN INC COM	30,000 shares	323,945	321,900
	MEDICIS PHRMCTCL CORP CLASS`A`COM STK	18,900 shares	643,435	605,745
	MERIDIAN GOLD INC COM NPV	53,200 shares	972,579	1,163,484
	MONTPELIER RE HOLDINGS COM STK	36,000 shares	763,015	680,400
	NOVEN PHARMACEUTICALS INC COM STK	53,100 shares	811,326	803,403
	NUVASIVE INC COM STK	7,800 shares	140,438	141,180
	ODYSSEY HEALTHCARE INC COM STK	58,500 shares	805,444	1,090,440
	OPTION CARE INC COM STK	48,100 shares	632,640	642,616
	PACKAGING CORP OF AMERICA COM STK	18,100 shares	397,324	415,395
	PC-TEL INC COM STK	79,300 shares	636,023	694,668
	PERFORMANCE FOODS GROUP INC COM STK	60,300 shares	1,677,113	1,710,711
	PNM RESOURCES INC COM STK	17,400 shares	471,633	426,126
	POLYCOM INC COM STK	54,400 shares	883,971	832,320
	POWER INTEGRATIONS INC COM STK	37,500 shares	751,871	892,875
	PRIDE INTL INCNEW COM	62,800 shares	1,369,819	1,931,100
	PSS WORLD MEDICAL INC COM STK	65,100 shares	931,642	966,084
	QUEST SOFWARE INC COM STK NPV	79,700 shares	1,134,039	1,162,823
	RACKABLE SYSTEMS INC COM STK USD1	27,000 shares	335,007	768,960
	RADIO ONE INC COM STK CLASS`D`	111,800 shares	1,684,423	1,157,130
	RALCORP HOLDINGS INC COM STK	21,800 shares	911,151	870,038

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	COMMON STOCK — (continued):
	RARE HOSPITALITY INC COM STK NPV	28,300 shares	786,847	860,037
	REGAL ENT GROUP CLASS`A`COM STK	67,100 shares	1,312,883	1,276,242
	REGENT COMMUNICATIONS COM STK	109,000 shares	594,822	505,760
	REMINGTON OIL & GAS CORP COM STK	22,600 shares	655,189	824,900
	REPUBLIC COMPANIES GROUP INC COM STK	56,000 shares	784,417	866,880
	ROGERS CORP CAP STK	31,400 shares	1,203,754	1,230,252
	ROYAL GOLD INC COM STK	24,500 shares	648,185	850,885
	SBA COMMUNICATIONS COM STK	69,400 shares	1,073,719	1,242,260
	SCP POOL CORP COM STK	25,500 shares	913,240	949,110
	SEROLOGICAL CORP COM STK	29,000 shares	664,119	572,460
	SFBC INTERNATIONAL INC COM STK	46,400 shares	1,162,206	742,864
	SIERRA HEALTH SERVICES INC COM STK	9,800 shares	761,663	783,608
	SPEEDWAY MOTOR SPORTS INC COM STK	12,100 shares	454,671	419,507
	STANCORP FINANCIAL GROUP COM STK NPV	15,300 shares	636,560	764,235
	STERICYCLE INC COM STK	20,200 shares	977,565	1,189,376
	SUNSTONE HOTEL INVESTORS INC COM STK	45,300 shares	992,518	1,203,621
	SUPERIOR WELL SERVICES INC. COM STK	24,200 shares	346,538	574,992
	SYBRON DENTAL SPECIALTIES INC COM STK	18,400 shares	806,886	732,504
	SYMMETRY MEDICAL INC COM STK	58,400 shares	1,146,641	1,132,376
	TEKELEC INC COM STK NPV	59,500 shares	926,136	827,050
	TIBCO SOFTWARE INC COM STK	50,200 shares	346,232	374,994
	TTM TECHNOLOGIES INC COM STK	69,200 shares	687,009	650,480
	UCBH HLDGS INC COM STK	133,400 shares	2,509,513	2,385,192
	UNITED NATURAL FOODS COM STK	22,300 shares	628,609	588,720
	UNIVERSAL COMPRESSION HLDS COM STK	40,400 shares	1,430,040	1,661,248
	WCI COMMUNITIES INC COM STK	26,000 shares	672,520	698,100
	WESCO INTERNATIONAL INC COM STK	25,700 shares	784,360	1,098,161
	WEST CORPORATION COM STK	44,200 shares	1,554,503	1,863,030

	Total Common Stock		3,285,964,943	3,486,813,922

	Common/Collective Trust Funds:
	BGI EAFE INDEX FUND CL F	3,467,557 units	63,717,342	84,122,930
	BGI EQUITY INDEX FUND CL F	71,655,902 units	1,175,885,648	1,281,207,522
	BGI RUSSELL 1000 GROWTH FUND CL F	48,614,173 units	362,265,221	377,245,981
	BGI RUSSELL 1000 VALUE FUND CL F	12,650,414 units	132,750,805	166,732,451

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Common/Collective Trust Funds — (continued):
	BGI RUSSELL 2000 INDEX FUND CL F	8,023,888 units	114,147,443	135,844,432
*	JPMORGAN DOMESTIC LIQUIDITY	115,065,808 units	115,065,808	115,065,808
*	MGT LIQUIDITY FD	234 units	234	234

	Total Common/Collective Trust Funds		1,963,832,501	2,160,219,358

	Registered Investment Companies (Mutual Funds):
*	AMERICAN CENTY MUT FDS INC ULTRA INSTL	5,657,514 units	155,583,236	172,044,992
*	AMERICAN CENTY WORLD MUT FDS INTL DISC INST	10,119,792 units	132,514,710	148,862,137
*	JPM US EQUITY FDS VALUE VALUE OPPORTUNITIES	30,058,622 units	508,427,672	515,204,781
*	JPM TR I SMALL CAP CORE FD SELECT CL	12,965,029 units	579,438,813	570,331,647
*	JPM TR I CAP GROWTH FD SELECT CL	5,517,423 units	222,192,205	228,145,446
*	JPM TR II CORE BD FD ULTRA CL	14,764,922 units	160,965,745	156,951,116

	Total Registered Investment Companies (Mutual Funds)		1,759,122,381	1,791,540,119

**	Guaranteed Investment Contracts:
	AIG GIC # 496672	0.000% 12/31/2049, 559,186,962	559,186,962	559,186,962
*	JP MORGAN/BANK OF AMERICA	01-001/10051-5, 559,252,681	559,252,681	559,252,681
*	JP MORGAN/STATE STREET BANK	101004/10051-5, 559,251,962	559,251,962	559,251,962

	Total Guaranteed Investment Contracts		1,677,691,605	1,677,691,605

	Master Trust Funds:
*	CHASE GT ALLIANCE BERNSTEIN TRUST UNIT	7,640,040 units	77,304,859	91,157,896
*	CHASE GT ARIEL TRUST UNIT	20,030,175 units	238,762,103	278,802,004
*	CHASE GT JANUS TRUST UNIT	7,367,752 units	69,619,803	80,561,212
*	JPMC GT CAUSEWAY CAPITAL UNIT	7,171,846 units	93,440,689	100,214,360
*	JPMC GT JPMFAM INTL UNIT	41,906,475 units	347,566,222	429,373,745
*	JPMC GT MACKAY SHIELDS UNIT	8,642,831 units	122,854,480	144,319,714
*	JPMC GT WESTERN ASSET GIP UNIT	6,819,518 units	71,793,589	74,096,114
*	JPMC GT WESTERN ASSET UNIT	31,149,216 units	447,392,391	475,667,224

	Total Master Trust Funds		1,468,734,136	1,674,192,269

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments:
	AB SPINTAB SWED CORP COMMERCIAL PAPER	ZERO COUPON 03/02/2006, 2,000,000	1,985,533	1,985,533
	ABFC 05-WF1 A2A	4.46%, 4/27/07	66,476	66,476
	ALLSTATE LIFE GLOBAL FUNDING	4.37%, 1/30/07	293,238	293,238
	ALTAMIRA FUNDING LLC CORP COMMERCIAL PAPER	ZERO COUPON 03/03/2006, 1,994,000	1,979,032	1,979,032
	AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST 01-3	MONTHLY FLOATING 10/15/2008, 2,000,000	2,001,983	2,000,581
	AMERICAN GENERAL FINANCE	SEMI-ANN. 5.875% 07/14/2006, 500,000	506,100	502,963
	AMERICAN HONDA FINANCE CORP	QUARTERLY FLOATING 03/07/2006, 5,000,000	5,001,664	5,002,135
	AMERICAN HONDA FINANCE CORP	4.46%, 3/08/07	1,832,741	1,832,741
	AMERICREDIT AUTO RECEIVABLES TRUST	MONTHLY 4.460% 04/12/2009, 319,491	324,115	319,202
	AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 1996-B	MONTHLY 3.100% 11/06/2009, 575,870	574,729	569,135
	AMSI 2005-R2 A3A	4.48%, 3/26/07	111,711	111,711
	AMSI 05-R4 A2A	4.46%, 5/25/07	13,871	13,871
	ANHEUSER BUSCH COS INC NT	SEMI-ANN. 5.600% 07/06/2006, 1,500,000	1,513,440	1,503,795
	ANZ DEL INC	ZERO COUPON 02/22/2006, 1,500,000	1,490,640	1,490,640
	ANZ DEL INC DISC COML PAPER 3/A3 YRS 3&4	ZERO COUPON 02/24/2006, 12,000,000	11,922,960	11,922,960
	ANZ NATIONAL (INTL) LTD	4.31%, 1/30/07	733,096	733,096
	APRECO ZCP	ZERO COUPON 04/17/2006, 2,000,000	1,973,853	1,973,853
	AQUINAS FUNDING LLC DISC COMMERCIAL PAPER	ZERO COUPON 01/23/2006, 3,900,000	3,890,025	3,890,025
	ASIF GLOBAL FINANCING XXII FLTG RTE NTS	QUARTERLY FLOATING 05/30/2006, 6,000,000	6,001,311	6,003,762
	ASIF GLOBAL FUNDING XV	4.51%, 12/11/06	1,222,379	1,222,379
	ASIF GLOBAL FUNDING XV	4.40%, 12/11/06	244,605	244,605
	AT&T INC	SEMI-ANN. 5.750% 05/02/2006, 1,900,000	1,915,142	1,904,805
	ATLANTIS ONE FDG CORP04915UB65	ZERO COUPON 02/06/2006, 4,400,000	4,382,928	4,382,928
	ATLANTIS ONE FDG CORP DISCOUNTED	ZERO COUPON 02/09/2006, 9,000,000	8,958,953	8,958,952
	BANC OF AMERICA SECURIIES AUTO TRUST 2005-WF1	MONTHLY 3.505% 07/18/2006, 515,019	515,019	514,663
	BANC OF AMERICA SECURIIES LLC	4.10%, 1/03/06	1,221,827	1,221,827
	BANKBOSTON NA	SEMI-ANN. 7.375% 09/15/2006, 500,000	511,784	508,381
	BANQUE GENERALE DU L CORPORATE CMMRCL PPR	ZERO COUPON 02/09/2006, 3,500,000	3,483,885	3,483,885
	BARTON CAPITAL CORP	ZERO COUPON 01/10/2006, 2,000,000	1,998,000	1,998,000
	BCAINTESABCI LN	4.24%, 2/01/06	1,221,827	1,221,827
	BEAR STEARNS COS.INC FR MTN	QUARTERLY FLOATING 02/23/2006, 8,200,000	8,200,430	8,199,647
	BETA FINANCE INC	4.31%, 3/10/06	97,744	97,744
	BNP PARIBAS FIN INC CORPORATE CMMRCL PPR	ZERO COUPON 03/16/2006, 13,000,000	12,883,358	12,883,358
	CAFCO LLC CORPORATE COMMERCIAL PAPER DISCOUNT DTD	ZERO COUPON 01/26/2006, 7,150,000	7,128,997	7,128,997
	CALYON, LDN	4.20%, 2/21/06	610,914	610,914

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	CALYON NORTH AMERICA I CORP COMMERCIAL PAPER	ZERO COUPON 01/31/2006, 2,000,000	1,993,200	1,993,200
	CALYON NORTH AMERICA I CORPORATE COMMERCIAL PAPER	ZERO COUPON 02/01/2006, 2,700,000	2,690,235	2,690,235
	CANADIAN IMPERIAL BANK NY	4.35%, 1/30/07	2,810,203	2,810,203
	CANTOR FITZGERALD SECURITIES	4.23%, 1/03/06	1,534,175	1,534,175
	CAPITAL AUTO RECEIVABLES ASSET TRUST	MONTHLY 3.580% 10/16/2006, 214,007	214,504	213,820
	CAPITAL ONE MULTI ASSET EXECUTION TRUST VAR	MONTHLY FLOATING 01/15/2009, 2,000,000	2,004,474	2,001,657
	CARMAX AUTO OWNER TRUST 2003-2 CL A3	MONTHLY 2.360% 10/15/2007, 1,023,655	1,017,742	1,018,070
	CARMAX AUTO OWNER TRUST SER 2005-1 CL A	MONTHLY 3.780% 02/15/2008, 952,391	949,018	948,894
	CARR 05-OPT2	4.47%, 5/04/07	147,477	147,477
	CDC FINANCIAL PROD INC	4.35%, 1/30/06	1,221,827	1,221,827
	CHARTA, LLC CORPORATE COMMERCIAL PAPER DISCOUNT	ZERO COUPON 01/31/2006, 11,250,000	11,209,594	11,209,594
	CHEYNE HIGH GRADE ABS CDO I	4.38%, 11/10/06	2,443,655	2,443,655
	CIT GROUP INC	SEMI-ANN. 2.875% 09/29/2006, 6,000,000	5,950,400	5,916,678
	CIT GROUP INC	SEMI-ANN. 4.125% 02/21/2006, 2,000,000	2,002,549	1,999,164
	CITIBANK CREDIT CARD ISSUANCE TRUST	SEMI-ANN. 2.700% 01/15/2008, 1,805,000	1,799,055	1,803,595
	CITIGROUP GLOBAL MARKETS HLDGS INC	SEMI-ANN. 5.875% 03/15/2006, 4,000,000	4,020,237	4,009,880
	CMLTI 2005-OPT1 SERIES A1A	4.69%, 2/08/07	126,864	126,864
	CMLTI 2005-OPT3 A1A	4.47%, 7/06/07	108,295	108,295
	COOP. ASSOC. TRACTOR CORP COMMERCIAL PAPER	ZERO COUPON 02/17/2006, 2,000,000	1,989,921	1,989,921
	COUNTRYWIDE SECURITIES	4.0%, 1/03/06	1,221,827	1,221,827
	CREDIT AGRICOLE SA	4.04%, 1/05/06	244,365	244,365
	CREDIT SUISSE FIRST BOSTON, NY	4.37%, 3/29/07	610,914	610,914
	CREDIT SUISSE FIRST BOSTON USA INC	ZERO COUPON 01/24/2006, 2,000,000	1,995,068	1,995,068
	CREDIT SUISSE FIRST BOSTON(USA),INC	SEMI-ANN. 5.875% 08/01/2006, 2,000,000	2,022,475	2,011,782
	CREDIT SUISSE NY FRN	QUARTERLY FLOATING 03/27/2007, 2,300,000	2,300,000	2,300,382
	CWL 2005-1 AF 1	4.48%, 3/30/07	145,050	145,050
	CWL 2005-3 3AV1	4.48%, 1/31/07	185,079	185,079
	CWL 05 17 4AV1	4.49%, 12/28/07	268,802	268,802
	CWL 05 AB1 A1	4.48%, 1/31/07	139,535	139,535
	DAVIS SQUARE II	4.39%, 11/06/07	610,914	610,914
	DEXIA CREDIT LOCAL NY CD 25213EFB0	MONTHLY FLOATING 11/06/2006, 4,000,000	3,998,661	3,999,192
	DEXIA DELAWARE LLC CORP COMMERCIAL PAPER	ZERO COUPON 03/13/2006, 11,000,000	10,905,048	10,905,048
	DNB NOR BANK ASA DISC	ZERO COUPON 02/08/2006, 4,840,000	4,817,930	4,817,930
	DNB NOR BANK ASA ZCP	ZERO COUPON 02/03/2006, 450,000	448,218	448,218
	DRESDNER BANK AG	4.3%, 1/03/06	3,909,847	3,909,847

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	EDISON ASSET SECRITN CORP COMMERCIAL PAPER	ZERO COUPON 01/09/2006, 10,000,000	9,990,556	9,990,556
	EUREKA SECURTZN INC. CORP COMMERCIAL PAPER	ZERO COUPON 01/17/2006, 9,300,000	9,282,775	9,282,775
	FAIRWAY FIN CORP	ZERO COUPON 01/09/2006, 2,000,000	1,998,222	1,998,222
	FCAR OWNER TRUST CORP COMMERCIAL PAPER	ZERO COUPON 01/27/2006, 11,700,000	11,663,496	11,663,496
	FFML 05 FF12A2A	4.47%, 12/28/07	610,914	610,914
	FFMLT05 FF2 A2A	4.47%, 4/27/07	80,999	80,999
	FIFTH THIRD BANCORP	4.35%, 1/30/07	318,089	318,089
	FORTIS BANK, NEW YORK	4.36%, 5/29/07	757,103	757,103
	FORTIS BANK, NEW YORK	3.970% 07/17/2006, 2,000,000	2,000,000	2,000,000
	FRANKLIN AUTO TRUST 2003-2 A-3	MONTHLY 2.310% 01/15/2008, 161,098	160,482	160,888
	GE LIFE AND ANNUITY	4.45%, 12/20/06	610,914	610,914
	GE WMC 05-2 A2A	4.47%, 12/19/07	452,076	452,076
	GENERAL ELECTRIC CAPITAL	4.39%, 6/01/06	1,221,827	1,221,827
	GENERAL ELECTRIC CAPITAL	4.47%, 1/02/07	610,914	610,914
	GENERAL ELECTRIC CAPITAL CORP	4.39%, 3/29/06	610,914	610,914
	GENERAL ELECTRIC CAPITAL CORP	4.36%, 5/12/06	293,540	293,540
	GOLDMAN SACHS GROUP INC MED TERM NTS	SEMI-ANN. 7.200% 03/01/2007, 6,400,000	6,573,006	6,570,816
	GOLDMAN SACHS GROUP, INC	4.35%, 1/02/07	1,221,827	1,221,827
	GOLDMAN SACHS GROUP, INC	4.32%, 12/31/07	610,914	610,914
	GOLDMAN SACHS GROUP, INC	4.41%, 12/28/07	488,731	488,731
	GOLDMAN SACHS GROUP L P DISC	ZERO COUPON 05/02/2006, 2,000,000	1,970,422	1,970,422
	GOTHAM FDG CORP CORP COMMERCIAL PAPER	ZERO COUPON 04/25/2006, 2,000,000	1,972,133	1,972,133
	GREENWICH CAPITAL	4.32%, 1/03/06	1,221,827	1,221,827
	GREYHAWK FDG LLC DISC RESTRICTED	ZERO COUPON 05/22/2006, 2,000,000	1,965,455	1,965,455
	GSAA 2005-5 A-1	4.47%, 4/27/07	114,303	114,303
	GSAA 2005-6 A-1	4.49%, 5/25/07	226,755	226,755
	GSAMP 2005-HE2 A1	4.48%, 3/30/07	38,169	38,169
	HANNOVER FDG CO. LLC CORP COMMERCIAL PAPER	ZERO COUPON 02/16/2006, 2,000,000	1,988,781	1,988,781
	HARLEY DAVIDSON MOTORCYCLE TRUST 01-3 A-2	MONTHLY 4.040% 10/15/2009, 561,385	564,114	558,149
	HARLEY-DAVIDSON MOTORCYCLE TRUST 2002-1 2002-1 A-2	MONTHLY 4.500% 01/15/2010, 189,554	190,718	189,314
	HBOS TREASURY SERV P CORP COMMERCIAL PAPER	ZERO COUPON 02/21/2006, 10,000,000	9,939,508	9,939,508
	HBOS TREASURY SERV PLC	ZERO COUPON 01/26/2006, 3,400,000	3,389,894	3,389,894
	HEAT 2005-4 2A1	4.47%, 6/25/07	104,549	104,549
	HEAT 2005-6 2A1	4.50%, 8/31/07	321,511	321,511
	HELLER FINANCIAL INC	SEMI-ANN. 6.375% 03/15/2006, 12,600,000	12,676,169	12,642,601

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	HONDA AUTO REC. OWNER TR 2005-4 A1	MONTHLY 3.827% 08/21/2006, 483,952	483,952	483,419
	HOUSEHOLD AUTOMOTIVE TRUST 01-3 A-4	MONTHLY 4.370% 12/17/2008, 616,325	623,632	614,935
	HSBC BANK CANADA TORONTO	4.56%, 5/22/06	1,221,827	1,221,827
	HSBC FINANCE CORP	SEMI-ANN. 6.500% 01/24/2006, 4,000,000	4,008,766	4,003,980
	HSBC FINANCE CORP	SEMI-ANN. 7.875% 03/01/2007, 2,500,000	2,585,523	2,580,612
	HYUNDAI AUTO RECEICEVABLES TRUST	MONTHLY 2.800% 02/15/2007, 115,556	115,440	115,460
	IKON RECEIVABLES LLC 2003-1 CL A3B	MONTHLY 2.330% 12/17/2007, 343,067	341,575	341,911
	ING (US) FUNDING LLC CORP COMMERCIAL PAPER	ZERO COUPON 01/09/2006, 10,100,000	10,090,439	10,090,439
	ING AMER HLDGS INC	ZERO COUPON 01/09/2006, 2,000,000	1,998,209	1,998,209
	ING USA	4.26%, 1/24/06	659,787	659,787
	INTERNATIONAL LEASE FIN CORP DISC	ZERO COUPON 03/31/2006, 2,000,000	1,980,865	1,980,865
	INTESA FUNDING LLC	4.20%, 1/10/06	363,955	363,955
	INTESA FUNDING LLC	ZERO COUPON 02/01/2006, 7,150,000	7,124,018	7,124,018
	ISLANDSBANKI HF CORP	4.42%, 1/30/07	488,731	488,731
	JACKSON NATIONAL LIFE	4.43%, 4/11/06	1,221,827	1,221,827
	KAUPTHING BANK HF	4.43%, 1/30/07	1,160,736	1,160,736
	KITTYHAWK FUNDING CORP COMMERCIAL PAPER	ZERO COUPON 01/17/2006, 2,000,000	1,996,178	1,996,178
	LANDESBANK HESSEN THUR	4.53%, 3/31/06	610,822	610,822
	LANDSBANK ISLANDS HF	4.45%, 1/30/07	733,096	733,096
	LANDESBK BADEN-WUERTTEMBERG	4.52%, 3/29/06	1,221,662	1,221,662
	LBMLT 2005-2 A1	4.46%, 4/5/07	174,177	174,177
	LLOYDS BK PLC	ZERO COUPON 01/30/2006, 13,000,000	12,955,179	12,955,179
	LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST	MONTHLY 3.983% 03/15/2009, 1,129,934	1,131,549	1,127,151
	LONG LANE MASTER TR CORP COMMERCIAL PAPER	ZERO COUPON 01/12/2006, 2,000,000	1,997,659	1,997,659
	MABS 05-OPT1 A3	4.47%, 5/11/07	77,069	77,069
	MACQUARIE BANK LIMITED	ZERO COUPON 02/06/2006, 11,450,000	11,400,536	11,400,536
	MANE FUNDING CORP CORPORATE COMMERCIAL PAPER	ZERO COUPON 01/25/2006, 4,500,000	4,487,250	4,487,250
	MARKET ST FNDG CORP CORP COMMERCIAL PAPER	ZERO COUPON 04/21/2006, 2,000,000	1,973,050	1,973,050
	MASSACHUSETTS RRB SPECIAL PURPOSE TRUST SER 2005-1	SEMI-ANN. 3.400% 09/15/2008, 1,953,887	1,944,508	1,944,368
	MBNA MASTER CREDIT CARD TRUST II 01-A A VARIABLE	MONTHLY FLOATING 07/15/2008, 2,000,000	2,001,721	2,000,409
	MERRILL LYNCH & CO FR MTN	QUARTERLY FLOATING 01/26/2007, 7,000,000	7,008,238	7,009,233
	MERRILL LYNCH & COMPANY	4.41%, 8/22/07	610,914	610,914
	METROPOLITAN LIFE GLOBAL	4.43%, 1/30/07	855,279	855,279
	METROPOLITAN LIFE INSURANCE	4.36%, 3/30/06	855,279	855,279
	MONUMENTAL GLOBAL FDG II SR SEC VAR144A	QUARTERLY FLOATING 04/10/2006, 5,500,000	5,503,305	5,503,047

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	MORGAN STANLEY	4.43%, 1/02/07	1,221,827	1,221,827
	MORGAN STANLEY	4.42%, 1/19/07	1,832,741	1,832,741
	MORGAN STANLEY	SEMI-ANN. 6.100% 04/15/2006, 5,000,000	5,038,826	5,017,565
	MSAC 2005-NC A3A	4.46%, 3/30/07	55,829	55,829
	MSAC 05-HE2 A-3A	4.47%, 3/30/07	16,218	16,218
	MSAC 05-WMC2 A2A	4.46%, 4/27/07	54,025	54,025
	NATEXIS BANQUES POPULAIRES	4.37%, 10/16/06	1,404,881	1,404,881
	NATIONAL CITY AUTO 02-A A4	MONTHLY 4.830% 08/15/2009, 354,510	357,220	354,685
	NATIONAL CITY BANK CLEVELAND	4.36%, 12/05/07	610,795	610,795
	NATIONAL CITY BANK CLEVELAND	4.39%, 6/01/07	488,587	488,587
	NATIONAL CITY BANK INDIANA	4.40%, 1/25/07	1,477,888	1,477,888
	NATIONWIDE BUILDING SOCIETY	4.29%, 1/30/07	244,505	244,505
	NATIONWIDE BUILDING SOCIETY	4.33%, 1/30/07	268,802	268,802
	NCHET 05-3 A2A	4.47%, 6/22/07	523,035	523,035
	NESTLE CAP CORP CORP COMMERCIAL PAPER	ZERO COUPON 01/25/2006, 2,000,000	1,994,867	1,994,867
	NEW YORK LIFE GL FUNDING	4.39%, 12/20/07	1,221,827	1,221,827
	NEW YORK LIFE INSURANCE	4.40%, 3/30/06	488,731	488,731
	NIEUW AMSTERDAM RECV CORP COMMERCIAL PAPER	ZERO COUPON 01/03/2006, 2,000,000	1,999,558	1,999,558
	NISSAN AUTO RECEIVABLES OWNER TRUST 2003-C CL A3	MONTHLY 2.230% 03/15/2007, 302,531	301,480	301,925
	NORDEA NORTH AMER. I CORPORATE COMMERCIAL PAPER	ZERO COUPON 02/22/2006, 1,600,000	1,590,016	1,590,016
	NORDEA NORTH AMER. INC ZCP	ZERO COUPON 01/09/2006, 5,000,000	4,995,311	4,995,311
	NORTHERN ROCK PLC	QUARTERLY FLOATING 04/21/2006, 2,450,000	2,450,000	2,450,206
	OIL INSURANCE LTD	4.52%, 9/8/06	504,612	504,612
	ONYX ACCEPT OWNER TR 02-C A-4	MONTHLY 4.070% 04/15/2009, 93,380	93,906	93,264
	ONYX ACCEPTANCE AUTO TRUST	MONTHLY 2.190% 03/17/2008, 121,162	120,411	120,445
	OOMLT 05- A-2	4.46%, 5/03/07	30,227	30,227
	PARADIGM FDG LLC CORP COMMERCIAL PAPER	ZERO COUPON 01/03/2006, 2,000,000	1,999,559	1,999,559
	PG&E ENERGY RECOVERY FUNDING LLC 2005-1 CL A1	QUARTERLY 3.320% 09/25/2008, 1,337,025	1,330,721	1,329,630
	PPSI 05-WCW1A3A	4.47%, 5/31/07	143,050	143,050
	PPSI 05 WHQ4 A2	4.49%, 8/30/07	199,129	199,129
	PPSI 2005-WHQ3	4.46%, 5/25/07	186,112	186,112
	PROTECTIVE LIFE INSURANCE	4.28%, 10/26/06	977,462	977,462
	PROTECTIVE LIFE U S FDG TR CTF-03 FLT144A	QUARTERLY FLOATING 02/17/2006, 1,990,000	1,990,482	1,990,273
	RABOBANK USA FINL CO CORP COMMERCIAL PAPER	ZERO COUPON 05/15/2006, 2,000,000	1,967,244	1,967,244
	RAMP05 EFC7 AI1	4.48%, 12/28/07	366,548	366,548

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	RASC 05-KS4 A-1	4.46%, 5/04/07	52,379	52,379
	RASC 05-KS12 A1	4.47%, 12/28/07	244,365	244,365
	ROYAL BANK OF CANADA	4.3%, 2/14/06	733,096	733,096
	ROYAL BANK OF SCOTLAND NY	SEMI-ANN. 4.310% 09/29/2006, 9,100,000	9,100,000	9,100,000
	SANTANDER CNTL HISPANO CORP COMMERCIAL PAPER	ZERO COUPON 06/01/2006, 2,000,000	1,962,837	1,962,837
	SASC 2005-RMS1 A1	4.78%, 2/26/07	55,442	55,442
	SCALDIS & SCALDIS JOIN	ZERO COUPON 03/27/2006, 2,000,000	1,979,222	1,979,222
	SCALDIS CAPITAL LTD SCALDIS CAPITAL LLC	ZERO COUPON 01/31/2006, 12,700,000	12,654,280	12,654,280
	SEDNA FIN INC	4.34%, 6/08/06	1,221,704	1,221,704
	SHEFFIELD RECEIVABLE CORPORATE COMMERCIAL PAPER	ZERO COUPON 01/30/2006, 10,915,000	10,877,016	10,877,016
	SLM CORPORATION	4.60%, 12/31/07	610,914	610,914
	SLM CORPORATION	4.56%, 12/31/07	391,146	391,146
	SOCIETE GEN NO AMER ZCP	ZERO COUPON 02/21/2006, 11,000,000	10,933,615	10,933,615
	SOCIETE GENERALE NORTH AMER INC DISC	ZERO COUPON 03/06/2006, 750,000	744,120	744,120
	SURF 2005-BC1A1A	4.49%, 3/07/07	184,976	184,976
	SVHE 05-OPT2 A2	4.49%, 8/17/07	123,519	123,519
	SWEDBANK CORP COMMERCIAL PAPER DISCOUNT DTD	ZERO COUPON 05/08/2006, 1,700,000	1,673,432	1,673,432
	SWEDBANK STOCKHOLM	4.11%, 2/06/06	366,548	366,548
	SYDNEY CAPITAL CORP CORPORATE COMMERCIAL PAPER	ZERO COUPON 02/10/2006, 2,000,000	1,991,289	1,991,289
	THAMES AST GLOB SEC #1	ZERO COUPON 02/06/2006, 11,850,000	11,799,045	11,799,045
	TOYOTA AUTO RECEIVABLES OWNER TRUST SERIES 2003-A	MONTHLY 1.690% 03/15/2007, 78,637	78,379	78,385
	TRANSAMERICA OCCIDENTAL LIFE	4.52%, 1/02/07	2,932,386	2,932,386
	TRAVELERS INSURANCE COMPANY	4.37%, 4/28/06	1,221,827	1,221,827
	TRAVELERS INSURANCE COMPANY	4.50%, 12/15/06	537,604	537,604
	UBS FINANCE (DELW) CORP COMMERCIAL PAPER	ZERO COUPON 02/14/2006, 2,000,000	1,990,552	1,990,552
	UNITED TECHNOLOGIES CORP	SEMI-ANN. 4.875% 11/01/2006, 1,785,000	1,785,561	1,789,345
	U.S. BANK N.A.	4.38%, 11/30/07	1,221,373	1,221,373
	U.S. BANK N.A.	4.30%, 12/05/07	1,221,351	1,221,351
	USA EDUCATION INC	SEMI-ANN. 5.625% 04/10/2007, 3,250,000	3,280,881	3,269,458
	USAA AUTO OWNER TRUST 2003-1	MONTHLY 1.580% 06/15/2007, 182,506	181,914	182,164
	VOLKSWAGEN AUTO LN ENHANCED TR 2003-2 A3	MONTHLY 2.270% 10/22/2007, 427,567	424,507	424,385
	WACHOVIA AUTO OWNER TRUST	MONTHLY 4.480% 12/20/2006, 500,000	500,000	500,078
	WACHOVIA AUTO OWNER TRUST SER 2004-A CLA A2	MONTHLY 2.490% 04/20/2007, 15,680	15,646	15,661
	WAMU CAPITAL CORP	4.42%, 1/03/06	1,221,827	1,221,827
	WASHINGTON MUTUAL FINANCE	SEMI-ANN. 6.250% 05/15/2006, 1,100,000	1,109,812	1,106,003

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	Corporate Debt Instruments — (continued):
	WELLS FARGO & CO	SEMI-ANN. 5.900% 05/21/2006, 1,500,000	1,515,954	1,505,817
	WEST CORP FED CREDIT UNION	4.38%, 12/14/07	977,462	977,462
	WESTPAC BANKING CORP. CORP COMMERCIAL PAPER	ZERO COUPON 02/14/2006, 8,000,000	7,958,397	7,958,397
	WFS FINANCIAL OWNER TR 2002-2 A4	QUARTERLY 4.500% 02/20/2010, 518,517	519,327	518,451
	WFS FINANCIAL OWNER TRUST 2003-4 A-3	MONTHLY 2.390% 01/22/2008, 229,316	228,546	228,742
	WFS FINANCIAL OWNER TRUST SERIES 2004-1 A3	MONTHLY 2.190% 06/20/2008, 300,847	298,746	298,920
	WFS FINANCIAL OWNER TRUST SERIES 2004-2 CL A2	MONTHLY 2.030% 10/22/2007, 41,330	41,228	41,267
	WORLD OMNI AUTO RECEIVABLES TRUST	MONTHLY 2.200% 01/15/2008, 816,262	809,700	810,157
	WORLD OMNI AUTO TR 2002-A	MONTHLY 4.050% 07/15/2009, 986,707	992,564	985,991
	XL LIFE AND ANNUITY	4.45%, 4/28/06	720,878	720,878
	XLLIAC GLOBAL FUNDING	4.39%, 12/31/07	1,099,645	1,099,645

	Total Corporate Debt Instruments		492,251,272	492,039,223

	Loans to Plan Participants:
	LOANS TO PARTICIPANTS	INTEREST RATE RANGE: 4.00% - 10.5%	280,389,279	280,389,279

	UNITED STATES GOVERNMENT-SPONSORED ENTERPRISE OBLIGATIONS:
	FEDERAL HOME LN MTG CORP DISC NTS	SEMI-ANN. ZERO COUPON 07/31/2006, 2,000,000	1,953,392	1,953,392
	FEDERAL HOME LN MTG CORP MTN CALL	QUARTERLY FLOATING 01/27/2006, 400,000	400,006	399,568
	FEDERAL NATL MTG ASSN DISC NT MATURES	ZERO COUPON 01/11/2006, 12,200,000	14,185,543	14,185,543
	FEDERAL NATL MTG ASSN DISC NT MATURES	ZERO COUPON 01/18/2006, 5,100,000	5,090,415	5,090,415
	FEDERAL NATL MTG ASSN DISC NT MATURES	ZERO COUPON 02/01/2006, 2,000,000	1,993,008	1,993,008
	FEDERAL NATL MTG ASSN DISC NT MATURES	SEMI-ANN. ZERO COUPON 03/01/2006, 2,000,000	1,985,968	1,985,968
	FEDERAL NATL MTG ASSN DISC NT MATURES	SEMI-ANN. ZERO COUPON 03/08/2006, 2,000,000	1,984,930	1,984,930
	FEDERAL NATL MTG ASSN DISC NT MATURES	SEMI-ANN. ZERO COUPON 04/12/2006, 2,000,000	1,975,592	1,975,592
	FEDERAL NATL MTG ASSN DISC NT MATURES	SEMI-ANN. ZERO COUPON 03/15/2006, 2,000,000	1,982,723	1,983,196
	FEDERAL NATL MTG ASSN DISC NT MATURES	ZERO COUPON 03/22/2006, 2,000,000	1,981,244	1,981,244
	FEDERAL NATL MTG ASSN DISC NT MATURES	ZERO COUPON 06/30/2006, 2,000,000	1,960,800	1,960,800
	FEDL HOME LN MTG CORP DISC NT MATURES	ZERO COUPON 01/10/2006, 13,350,000	13,337,918	13,337,918
	FEDL HOME LN MTG CORP DISC NT MATURES	ZERO COUPON 02/06/2006, 1,800,000	1,792,440	1,792,440
	FEDL HOME LN MTG CORP DISC NT MATURES	ZERO COUPON 03/14/2006, 2,000,000	1,983,200	1,983,200
	FEDL HOME LN MTG CORP DISC NT MATURES	SEMI-ANN. ZERO COUPON 04/18/2006, 2,000,000	1,974,439	1,974,439
	FEDL HOME LN MTG CORP DISC NT MATURES	SEMI-ANN. ZERO COUPON 02/21/2006, 2,000,000	1,988,383	1,988,383
	FEDL HOME LN MTG CORP DISC NT MATURES	SEMI-ANN. ZERO COUPON 08/22/2006, 2,000,000	1,948,675	1,941,352

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Held at End of Year) at December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

		(c) Description of Investment including Maturity Date,
(a)	(b) Identity of Issue, Borrower, Lessor, or Similar Party	Rate of Interest, Collateral, Par, or Maturity Value	(d) Cost	(e) Current Value

	UNITED STATES GOVERNMENT-SPONSORED ENTERPRISE OBLIGATIONS — (continued):
	FEDL HOME LN MTG CORP DISC NT MATURES	ZERO COUPON 01/24/2006, 2,000,000	1,994,883	1,994,883
	FEDL NATL MTG ASSOC DISC NT	ZERO COUPON 03/29/2006, 2,000,000	1,979,410	1,979,410
	FREDDIE MAC	SEMI-ANN. ZERO COUPON 09/19/2006, 10,000,000	9,708,188	9,669,770

	Total United States Government-sponsored enterprise obligations		72,201,157	72,155,451

	Certificates of Deposit:
	BANCO BILBAO VIZCAYA ARGENTARIA	3.970% 07/18/2006, 4,000,000	4,000,000	4,000,000
	BANCO BILBAO VIZCAYA CERT OF DEP FIXED	4.770% 11/20/2006, 5,000,000	4,999,942	4,999,942
	BANK OF NEW YORK	4.665% 11/06/2006, 4,700,000	4,700,000	4,700,000
	CITIBANK NEW YORK N.	4.255% 02/09/2006, 4,000,000	4,000,000	4,000,000
	CREDIT SUIS FIRST BOST NY	QUARTERLY FLOATING 03/21/2006, 3,100,000	3,100,000	3,100,000
	CREDIT SUISSE FST NY CERT OF DEPOSIT	MONTHLY FLOATING 07/19/2006, 4,500,000	4,500,122	4,500,122
	DEUTSCHE BANK AG NY	3.970% 07/14/2006, 2,200,000	2,200,000	2,200,000
	ROYAL BK OF CANADA	3.750% 06/15/2006, 6,500,000	6,500,000	6,500,000
	TORONTO-DOMINION	3.860% 04/07/2006, 8,500,000	8,483,887	8,483,887

	Total Certificates of Deposit		42,483,951	42,483,951

	Money Market Funds:
	BARCLAYS DOMICILED MONEY MKT FUND FOR EBT	12 Units	12	12

	Total Investments		$11,042,671,237	$11,677,525,189

*	Party-in-interest investments

**	Interest rate is net of administrative service fees.

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Debt Instruments — All Other
Aesop Funding II LLC	Monthly, 3.85% , due 10/20/06, 1,666,667	$1,669,206	$1,666,667
Aquinas Funding	Zero Coupon, due 4/12/2005, 5,000,000	4,968,356	4,995,676
Bay View 2002-LJ-1	Monthly, 2.92% , due 12/25/07, 1,413,580	1,409,825	1,413,580
CIT Group Inc Med Term Sr NTS	Quarterly Floating, due 4/19/06, 4,000,000	4,002,576	4,003,480
Drive Auto Receivables Trust 2002-1	Monthly, 4.09%, due 1/15/08, 134,260	134,727	134,260
Ford Credit Auto Owner Trust	Monthly, 3.13%, due 11/15/06, 1,200,000	1,200,891	1,200,000
Goldman Sachs Group, Inc.	Monthly Floating, due 8/01/06, 2,950,000	2,950,000	2,951,505
Goldman Sachs Group Inc. Mtn.	Quarterly Floating, due 4/20/06, 5,000,000	5,009,700	5,004,600
Honda Auto Receivables Trust	Monthly, 1.68%, due 11/21/06, 424,494	421,974	424,494
Merrill Lynch Co Inc Mtn Be Vr	Quarterly Floating, due 4/18/06, 1,000,000	1,002,948	1,001,811
National City Auto Receivables Trust Ser	Monthly, 1.50%, due 2/15/07, 1,367,076	1,360,935	1,367,076
Navistar Financial Owner Trust 2004-A	Monthly, 1.45%, due 1/15/07, 453,279	450,942	453,279
Neiman Marcus Group Cr Card M Ser	Monthly Floating, due 4/15/008, 1,666,667	1,668,643	1,666,667
Whole Auto Loan Trust 2003-1	Monthly, 1.84%, due 10/15/06, 2,000,000	1,988,125	2,000,000

Total Corporate Debt Instruments		28,238,848	28,283,095

Corporate Stock — Common
AC Moore Arts & Craft Inc	24,300 shares	644,685	330,323
Accredo Health	20,600 shares	569,853	890,001
Adams Respiratory Therapeutics Inc	300 shares	5,100	7,566
Advanced Analogic	100 shares	1,000	1,173
Advisory Board Inc	10,500 shares	389,583	404,997
Aetna Inc	12,800 shares	1,596,800	1,571,419
Affiliated Computr	65,200 shares	3,924,388	3,850,622
Alcoa Inc	62,100 shares	1,951,182	1,923,130
Alliance Atlantis Communications	19,100 shares	487,097	485,527
Alltel Corp	152,100 shares	8,937,396	8,970,602
Alon USA Energy	100 shares	1,600	1,772

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
Altria Group	39,200 shares	2,395,120	2,375,817
Amer Express Co	98,000 shares	5,524,260	5,476,994
Amer Intl Grp	191,200 shares	12,556,104	12,620,625
American Italian Pasta	24,300 shares	560,053	639,789
American Realty Trust	40,800 shares	644,022	568,575
American Tower Corp	15,372 shares	250,900	350,441
Amerigroup Corp.	25,400 shares	959,537	976,159
Andrx Group	58,400 shares	1,133,902	928,584
Anheuser-Busch Cos	69,200 shares	3,510,516	3,494,518
Anixter International, Inc.	5,300 shares	173,610	188,035
Annaly Mtg Mgmt Inc	38,200 shares	744,545	717,199
Arch Coal Inc	30,000 shares	1,179,848	1,955,494
Ariba Inc	72,900 shares	656,510	434,535
Assurant Inc	185,400 shares	5,663,970	5,684,843
Astec Industries Inc	900 shares	25,208	29,724
AT & T Inc	177,600 shares	4,576,752	4,540,948
Atherogenics Inc	22,600 shares	379,672	354,514
Atmos Energy Corp.	37,900 shares	1,037,912	1,044,553
Autozone Inc	38,900 shares	3,551,959	3,529,275
Bank of America Corp	292,900 shares	13,763,371	13,601,665
Basic Energy Services Inc	500 shares	10,000	10,665
Bear Stearns Cos Inc	18,000 shares	1,841,580	1,842,239
Bk of New York	157,400 shares	5,260,308	5,244,933
Blue Nile Inc	7,700 shares	189,243	222,404
Brookfield Properties Corp	124,600 shares	4,660,040	4,609,843
Brown-Forman Corp	40,200 shares	1,956,936	1,936,698
Burlington Resources Inc	179,400 shares	7,803,900	7,325,358
CA Inc	157,100 shares	4,879,526	4,838,410

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
Cabot Microelectronics Corp	24,500 shares	722,253	710,581
Capital Automotive REIT	22,800 shares	795,570	874,552
Cendant Corp	202,100 shares	4,725,098	4,682,345
Centurytel Inc	83,900 shares	2,975,933	2,925,592
Chevron Corp	142,700 shares	7,493,177	7,260,263
Chubb Corp	122,700 shares	9,435,630	9,365,680
Citi Trends Inc	100 shares	1,400	1,584
Citigroup Inc	460,600 shares	22,191,708	22,223,430
Clarcor Inc	3,100 shares	84,140	95,779
Clear Channel Communications Inc	62,200 shares	2,083,078	2,045,088
Coca Cola Co	111,200 shares	4,629,256	4,616,805
Comcast Corp New CL	147,200 shares	4,898,816	4,835,260
Conocophillips	106,200 shares	9,221,346	8,930,043
Corporate Executive Board	6,600 shares	433,754	431,690
Cousins Properties	20,800 shares	621,440	552,408
Cuno Inc	8,900 shares	511,466	638,717
Cynosure Inc	100 shares	1,500	1,903
Dean Foods Co	82,900 shares	2,731,555	2,682,117
Design within Reach Inc	41,500 shares	645,584	215,788
Devon Energy Corp	177,700 shares	6,916,084	6,591,378
Dollar Financial Corp	100 shares	1,600	1,642
Dominion Resources Inc (VA)	80,600 shares	5,459,844	5,437,068
Dresser Rand Group	19,400 shares	407,400	404,597
Dycom Industries	32,400 shares	903,116	666,832
Emulex Corp	25,900 shares	467,431	480,304
Engineered Support Systems Inc	30,400 shares	1,140,213	1,239,268
Esco Technologies Inc	22,500 shares	1,289,510	1,689,317
Exelon Corp	109,700 shares	4,834,479	4,739,916

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
Exxon Mobil Corp	66,400 shares	3,403,664	3,324,504
Fifth Third Bancorp	120,400 shares	5,692,512	5,722,478
Firstenergy Corp	46,900 shares	1,853,019	1,844,487
FPL Group Inc	42,000 shares	3,139,500	3,102,845
Freddie Mac	209,000 shares	15,403,300	15,250,164
Gannett Co Inc	101,900 shares	8,325,230	8,272,048
General Dynamics Corp	34,500 shares	3,608,700	3,518,883
General Electric Co	127,400 shares	4,650,100	4,658,909
GFI Group Inc	100 shares	2,100	2,509
Golden West Financial Corp	150,300 shares	9,231,426	9,201,361
Hartford Financial Services Grp Inc	67,200 shares	4,657,632	4,621,908
Headwaters Inc	21,700 shares	706,914	846,055
Heartland Payment Systems Inc	500 shares	9,000	11,749
Hewlett Packard Co	418,800 shares	8,782,236	8,806,739
Hilton Hotels Corp	155,900 shares	3,545,166	3,540,406
Hittite Microwave Corp	7,100 shares	121,123	135,034
IHS Inc	900 shares	14,400	15,304
Insight Communications Inc	67,400 shares	641,362	798,050
Insituform Technologies	51,600 shares	1,020,368	967,826
Intercontinental Exchange Inc	1,100 shares	28,600	43,090
International Business Machines Corp	38,400 shares	3,785,472	3,752,706
Internatl Securities Exchange Inc	200 shares	3,600	5,369
ITC Holdings Inc	700 shares	16,100	18,706
Ivax Corp	29,000 shares	439,786	546,060
James River Group Inc	100 shares	1,800	1,977
Johnson & Johnson	88,500 shares	5,612,670	5,564,661
Keryx Biopharmaceuticals	23,600 shares	387,170	312,882
Kinder Morgan Inc	110,700 shares	8,095,491	7,885,940

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
Knight-Ridder Inc	20,900 shares	1,399,046	1,378,720
Lexmark Intl Inc	51,400 shares	4,369,000	4,367,818
Liberty Media Corp	666,800 shares	7,321,464	7,187,269
Lowe’s Cos Inc	39,000 shares	2,246,010	2,259,568
M&T Bank Corp	30,600 shares	3,299,904	3,254,769
Maidenform Brands Inc	800 shares	13,600	16,037
Manhattan Associates Inc	18,300 shares	432,422	355,680
Mantech International Corp	9,500 shares	190,400	249,140
Marsh & Mclennan Cos Inc	88,100 shares	2,898,490	2,896,572
Martek Biosciences Corp	17,500 shares	854,641	779,445
Massey Energy	21,600 shares	771,254	1,084,940
MBNA Corp	197,600 shares	5,570,344	5,603,607
McDonald’s Corp	100,900 shares	3,234,854	3,208,545
MGIC Investment Corp	104,000 shares	7,166,640	7,067,383
Microsoft Corp	287,300 shares	7,673,783	7,676,476
Morgan Stanley	139,800 shares	7,761,696	7,811,701
Navigators Group Inc	15,000 shares	451,863	525,211
North Fork Bancorp	162,900 shares	4,699,665	4,688,152
Northern Trust Corp	132,400 shares	6,431,992	6,326,228
Old Republic International Corp	135,100 shares	3,418,030	3,401,995
Olin Corp	14,600 shares	316,192	362,869
Omnicare Inc	32,600 shares	1,124,320	1,241,569
Onyx Pharmaceuticals	16,200 shares	400,395	464,125
Optionsxpress Hldgs Inc	100 shares	1,650	2,004
Outback Steakhouse Inc	53,000 shares	2,426,340	2,407,813
Packeteer Inc	49,500 shares	586,586	359,071
Pentair Inc	13,800 shares	579,978	568,325
Petco Animal Supplies Inc	30,000 shares	1,138,640	743,029

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
Pfizer Inc	523,100 shares	14,066,159	13,825,209
Piper Jaffray Companies	16,300 shares	447,818	516,165
PRG-Schultz International	108,200 shares	555,262	284,013
Principal Finl Group	100,200 shares	4,102,188	4,086,391
Progenics Pharmaceuticals Inc	1,900 shares	32,389	38,914
Prudential Financial Inc	79,200 shares	4,352,832	4,264,028
Quiksilver Resources, Inc.	31,300 shares	897,887	1,376,790
Reddy Ice Holdings Inc	600 shares	11,100	11,690
Renal Care Group Inc	32,900 shares	1,208,071	1,530,008
Rigel Pharmaceutic	18,700 shares	384,974	141,910
Robbins & Myers Inc	17,500 shares	410,134	382,717
RSA Security Inc	28,300 shares	362,462	303,035
Ruths Chris Steak House Inc	600 shares	10,800	12,375
Safeco Corp	89,500 shares	4,675,480	4,562,469
Scripps Co	15,000 shares	724,200	715,018
Skywest Inc	46,000 shares	914,141	1,134,301
Southwestern Energy Co.	37,700 shares	775,786	1,965,899
Spartech Corp.	27,600 shares	687,194	511,795
Spectrasite Inc	14,800 shares	863,230	1,132,381
State Ntl Bancshares Inc	100 shares	2,600	2,658
Sunpower Corp	200 shares	3,600	5,243
Suntrust Banks Inc	61,800 shares	4,565,784	4,497,019
Supportsoft Inc	69,800 shares	447,082	405,027
S1 Corp	59,100 shares	511,732	293,082
The St. Paul Travelers Cos Inc	66,100 shares	2,450,327	2,460,779
Time Warner Inc	443,000 shares	8,611,920	8,589,126
Tyco International	211,900 shares	7,573,306	7,505,110
Under Armour Inc	1,000 shares	13,000	24,302

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Assets (Acquired And Disposed of Within Year)
For The Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4i)

	(b) Description of investment, including maturity date,	(c ) Cost of	(d) Proceeds of
(a) Identity of Issue, Borrower, Lessor, or Similar Party	rate of interest, collateral, par, or maturity value	acquisitions	dispositions

Corporate Stock — Common — (continued)
United Technologies Corp	74,600 shares	7,709,910	7,682,054
US Bancorp Delaware	212,900 shares	6,668,028	6,605,919
US Unwired Inc	111,700 shares	536,440	698,125
Vail Resorts Inc	24,900 shares	554,813	646,140
Varian Inc	18,700 shares	758,408	712,737
Verizon Communications Inc	175,200 shares	7,097,352	7,090,003
VF Corp	89,500 shares	4,956,510	4,863,003
Viacom Inc	133,700 shares	4,865,343	4,895,846
Vulcan Materials	94,400 shares	5,155,184	5,044,127
Wachovia Corp	169,500 shares	8,915,700	8,842,439
Washington Mutual Inc	157,600 shares	6,663,328	6,642,528
Waste Management Inc	145,900 shares	4,368,246	4,305,409
Watson Wyatt Worldwide Inc	26,700 shares	715,781	721,967
WebMD Health Corporation	600 shares	10,500	13,646
Wells Fargo & Co	93,600 shares	5,817,240	5,792,676
Western Wireless Corp	25,600 shares	791,220	979,598
Worldspace Inc	200 shares	4,200	4,588
Wyeth	92,500 shares	3,939,576	3,933,841
York International	600 shares	22,246	24,193

Total Corporate Stock — Common		499,189,492	497,456,920

Partnership/Joint Ventures:
Enterprise GP Holdings LP	500 shares	14,000	16,467

Total Partnership/Joint Ventures		14,000	16,467

TOTAL INVESTMENTS		$527,442,340	$525,756,482

THE JPMORGAN CHASE 401(k) SAVINGS PLAN
Plan number: 002 — EIN: 13/4994650
Schedule of Reportable Transactions
For the Year Ended December 31, 2005
(IRS Form 5500 — Schedule H — Part IV — Line 4j)

(a)				(f) Expense
Identity				incurred		(h) Current value
of party	(b) Description of asset (include interest rate and maturity in	(c) Purchase	(d)	with		of asset on	(i) Net gain or
involved	case of a loan)	price	Selling price	transaction	(g) Cost of asset	transaction date	(loss)

Single Transactions — Schedule H, Part IV, Line 4J
*	JPMorgan US Equity FDS Value Opportunities	$16.90	$—	$—	$455,000,000	$455,000,000	$—

Series of Transactions — Schedule H, Part IV Line 4J
*	JPMorgan Chase & Co. Common Stock, 41 buys	various		176,132	360,536,903	360,360,773	—
*	JPMorgan Chase & Co. Common Stock, 152 sells		various	227,698	450,200,173	433,693,508	(16,734,363)
*	JPMorgan Domestic Liquidity Fund, 719 buys	1.00		—	2,257,059,033	2,257,059,033	—
*	JPMorgan Domestic Liquidity Fund, 590 sells		1.00	—	2,278,857,849	2,278,857,849	—
*	JP Morgan US Equity FDS Value Opportunities, 156 buys	various		—	548,389,264	548,389,264	0
*	JP Morgan US Equity FDS Value Opportunities, 352 sells		various	—	39,961,597	43,968,244	4,006,647
	BGI Equity Index Fund, 44 buys	various		—	230,217,061	230,217,061	0
	BGI Equity Index Fund, 223 sells		various	—	147,540,934	154,008,559	6,467,625
	BGI Russell 1000 Growth Fund, 36 buys	various		—	320,323,150	320,323,150	0
	BGI Russell 1000 Growth Fund, 227 sells		various	—	70,232,290	68,877,096	(1,355,194)

Note 1: The threshold for reporting transactions under Department of Labor provisions is five percent of the fair value of the Plan’s net assets at the beginning of the year of $11,200,744,651. Five percent of this amount is $560,037,233.

Note 2: Column ‘(e) Lease rental’ has been omitted, as there are no data to report in this column.

*	Party-in-interest investments

SIGNATURE
Pursuant to the requirements of the Securities Exchange of Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

JPMORGAN CHASE & CO.

By:	/s/ Joseph L. Sclafani

Joseph L. Sclafani
Executive Vice President and Controller
(Principal Accounting Officer)
Date: June 21, 2006

INDEX TO EXHIBITS
SEQUENTIALLY NUMBERED

Exhibit No.	Exhibits	Page At Which Located

23	Consent of Independent Registered Public Accounting Firm	46

Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Participants and Plan Administrator of
The JPMorgan Chase 401(k) Savings Plan:
We consent to the incorporation by reference in the registration statements No. 33-01776 and No. 333-31656 on Form S-8 of JPMorgan Chase & Co. of our report dated June 21, 2006, relating to the statements of net assets available for benefits of The JPMorgan Chase 401(k) Savings Plan as of December 31, 2005 and 2004 and the related statements of changes in net assets available for benefits for the years then ended, and all related schedules, which report appears in the December 31, 2005 annual report on Form 11-K of The JPMorgan Chase 401(k) Savings Plan.

/s/ Mitchell & Titus, LLP
New York, New York
June 21, 2006